DREYFUS




                          FUND PARTICIPATION AGREEMENT


This Agreement is entered into as of the ___ day of August, 1999, between Great American Life Insurance Company of New York ("Insurance Company"), a life insurance company organized under the laws of the State of New York, DREYFUS VARIABLE INVESTMENT FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a Dreyfus Stock Index Fund), a corporation organized under the laws of the State of Maryland, and THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. a corporation organized under the laws of the State of Maryland (each a "Fund" and collectively the "Fund").

                                    ARTICLE I
                                   DEFINITIONS

1.1      "Act" shall mean the Investment Company Act of 1940, as amended.

1.2 "Board" shall mean the Board of Trustees of the Fund having the responsibility for management and control of the Fund.

1.3 "Business Day" shall mean any day for which the Fund calculates net asset value per share as described in the Fund's Prospectus.

1.4      "Commission" shall mean the Securities and Exchange Commission.

1.5 "Contract" shall mean a variable annuity contract that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are "Participants".

1.6 "Contractholder" shall mean any entity that is a party to a Contract with a Participating Company.

1.7 "Disinterested Board Members" shall mean those members of the Board that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8 "Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including Dreyfus Service Corporation.

1.9 "Participating Companies" shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as an underlying investment medium for the aforesaid Contracts.

1.10 "Prospectus" shall mean the Fund's current prospectus and statement of additional information, as most recently filed with the Commission.

1.11 "Separate Account" shall mean GALIC of New York Separate Account I, a separate account established by Insurance Company in accordance with the laws of the State of New York.

1.12 "Software Program" shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share. Such Program may include the Lion System. In situations where the Lion System or any other Software Program used by the Fund is not available, such information may be provided by telephone and confirmed by facsimiles. The Lion System shall be provided to Insurance Company at no charge.


                                   ARTICLE II
                                 REPRESENTATIONS

2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the laws of the State of New York for the purpose of offering to the public certain individual and group variable annuity contracts; (c) it has registered or will register the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and (d) each Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2 Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended ("1933 Act"); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund.

2.3 Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4 Fund represents that the Fund is registered with the Commission under the Act as an open-end, diversified management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for Fund to operate and offer its shares as an underlying investment medium for Participating Companies. The Fund has established eight series of shares (each, a "Series") and may in the future establish other series of shares.

2.5 Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6 Insurance Company represents and agrees that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and Dreyfus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

2.7 Fund agrees that the Fund's assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code.

2.8 Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make Series' shares available to other Participating Companies and contractholders.

2.9 Fund represents and warrants that any of its trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 Insurance Company agrees that Dreyfus shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.


                                   ARTICLE III
                                   FUND SHARES

3.1 The Contracts funded through the Separate Account will provide for the investment of certain amounts in the Series' shares.

3.2 Fund agrees to make the shares of its Series available for purchase at the then applicable net asset value per share by the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares of any Series to any person, or suspend or terminate the offering of the shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Series.

3.3 Fund agrees that shares of the Fund will be sold only to Participating Companies and their separate accounts and to the general accounts of those Participating Companies and their affiliates. No shares of any Series will be sold to the general public.

3.4 Fund shall use its best efforts to provide closing net asset value, dividend and capital gain (loss) information for each Series available on a per-share and Series basis to Insurance Company by 6:00 p.m. Eastern Time on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain (loss) information shall be reported immediately upon discovery to Insurance Company. Non-material errors will be corrected in the next Business Day's net asset value per share for the Series in question.

3.5 At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Series shares which will be purchased or redeemed at that day's closing net asset value per share for such Series. The net purchase or redemption orders will be transmitted to the Fund by Insurance Company by 11:00 a.m. Eastern Time on the Business Day next following Insurance Company's receipt of that information.

3.6 Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Series for the Separate Account. Fund will execute orders for any Series at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Fund receives notice of such orders by 11:00 a.m. Eastern Time on the next following Business Day and, if such orders request the purchase of Series shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Series that does not satisfy the conditions specified in this Section and in
         Section 3.8, as applicable, will be effected at the net asset value computed for such Series on the Business Day immediately preceding the Business Day upon which such conditions have been satisfied in accordance with the requirements of this Section and Section 3.8.

3.7 Insurance Company will use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8 If Insurance Company's order requests the purchase of Series shares, Insurance Company will pay for such purchases by wiring Federal Funds to Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the Fund payment in Federal Funds by 12:00 noon Eastern Time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if Fund receives payment in Federal Funds by 12:00 midnight Eastern Time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by the Fund after 12:00 noon Eastern Time on such Business Day, Insurance Company shall promptly upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Payment for Series shares redeemed by the Separate Account or the Insurance Company shall be made in Federal Funds transmitted by wire to the Insurance Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of Series shares (unless redemption proceeds are to be applied to the purchase of Fund shares of other Series), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Insurance Company; the Insurance Company alone shall be responsible for such action.

3.9 Fund has the obligation to ensure that Series shares are registered with applicable federal agencies at all times.

3.10 Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Series shares will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record shares ordered from Fund in an appropriate title for the corresponding account.

3.11 Fund shall credit Insurance Company with the appropriate number of shares.

3.12 On each ex-dividend date of the Fund or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Series. All dividends and capital gains of any Series shall be automatically reinvested in additional shares of the relevant Series at the applicable net asset value per share of such Series on the payable date. Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.

3.13 This Agreement does not cover the sale of any Fund shares to the Insurance Company general account.


                                   ARTICLE IV
                             STATEMENTS AND REPORTS

4.1 Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.

4.2 Fund shall distribute to Insurance Company copies of the Fund's Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant.

4.3 Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.4 Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

                                    ARTICLE V
                                    EXPENSES

5.1 The charge to the Fund for all expenses and costs of the Series, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Series' daily net asset value per share so as to accumulate to an annual charge at the rate set forth in the Fund's Prospectus. Excluded from the expense limitation described herein shall be brokerage commissions and transaction fees and extraordinary expenses.

5.2 Except as provided in this Article V and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of the Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

         a. Such amount of the production expenses of any Fund materials, including the cost of printing the Fund's Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as Dreyfus and Insurance Company shall agree from time to time.

         b. Distribution expenses of any Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.

         c. Distribution expenses of Fund materials or marketing materials for Insurance Company Contractholders and Participants.

         Except as provided herein, all other Fund expenses shall not be borne by Insurance Company.


                                   ARTICLE VI
                                EXEMPTIVE RELIEF

6.1 Insurance Company has reviewed a copy of the order dated December 23, 1987 of the Securities and Exchange Commission under Section 6(c) of the Act and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth therein, Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict.
         Such necessary action may include, but shall not be limited to:

         a. Withdrawing the assets allocable to the Separate Account from the Series and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote or all affected Contractholders; and/or

         b. Establishing a new registered management investment company.

6.3 If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board's election, to withdraw the Separate Account's investment in the Fund.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5 No action by Insurance Company taken or omitted, and no action by the Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.


                                   ARTICLE VII
                              VOTING OF FUND SHARES

7.1 Fund shall provide Insurance Company with copies at no cost to Insurance Company, of the Fund's proxy material, annual and semi-annual reports to shareholders and other communications to shareholders in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants.

         Insurance Company shall:

         a.       solicit   voting   instructions   from    Contractholders   or
                  Participants   on  a  timely  basis  and  in  accordance  with
                  applicable law;

         b.       vote  the  Series  shares  in  accordance  with   instructions
                  received from Contractholders or Participants; and

         c. vote Series shares for which no instructions have been received in the same proportion as Series shares for which instructions have been received.

         Insurance  Company  agrees to be  responsible  for assuring that voting
         Fund shares for the Separate Account is conducted in a manner consistent with other Participating Companies.

7.2 Insurance Company agrees that it shall not, without the prior written consent of the Fund and Dreyfus, solicit, induce or encourage Contractholders to (a) change or supplement the Fund's current investment adviser or (b) change, modify, substitute, add to or delete the Fund from the current investment media for the Contracts.


                                  ARTICLE VIII
                          MARKETING AND REPRESENTATIONS

8.1      The  Fund  or its  underwriter  shall  periodically  furnish  Insurance
         Company with the following documents, in quantities as Insurance Company may reasonably request:

         a.       Current Prospectus and any supplements thereto;

         b.       other marketing materials.

         Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2 Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3 Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within ten days of receipt.

8.4 Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Series in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

8.5 Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt.

8.6 Fund shall not, in connection with the sale of Series shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 Insurance Company agrees to indemnify and hold harmless the Fund, Dreyfus, any sub-investment adviser of a Series, and their affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;
         (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Series' shares are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or Series' shares; (iv) arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2 The Fund agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund; (2) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the Fund; and the Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company specifically for use therein. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

9.3 The Fund shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Fund's (1) incorrect calculation of the daily net asset value, dividend rate or capital gain (loss) distribution rate of a Series; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain
         (loss) distribution rate; and (3) untimely reporting of the net asset value, dividend rate or capital gain (loss) distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by
         Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company.

9.4 Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this
         Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

         A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

9.5 Insurance Company shall indemnify and hold the Fund, Dreyfus and any sub-investment adviser of a Series harmless against any tax liability incurred by the Fund under Section 851 of the Code arising from purchases or redemptions by Insurance Company's General Accounts or the account of its affiliates.


                                    ARTICLE X
                          COMMENCEMENT AND TERMINATION

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2 This Agreement shall terminate without penalty as to one or more Series at the option of the terminating party:

         a. At the option of Insurance Company or the Fund at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

         b. At the option of Insurance Company, if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

         c. At the option of Insurance Company, upon the institution of formal proceedings against the Fund by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair the Fund's ability to meet and perform the Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

         d. At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

         e. At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or Dreyfus, the Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

         f. Upon termination of the Investment Advisory Agreement between the Fund and Dreyfus or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser. The Fund shall promptly furnish notice of such termination to Insurance Company;

         g. In the event the Fund's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

         h. At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Fund to Insurance Company of such termination;

         i. At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify;

         j. At the option of either party to this Agreement, upon the breach by a party of any material provision of this Agreement, which breach has not been cured to the reasonable satisfaction of the other party within 10 days after written notice of such breach is delivered to such other party;

         k.       At  the  option  of  the  Fund,   if  the  Contracts  are  not
                  registered, issued or sold in accordance with applicable federal and/or state law; or

         l. Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

         Any such termination pursuant to Section 10.2a, 10.2d, 10.2e, 10.2f or 10.2k herein shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3     Notwithstanding  any termination of this Agreement  pursuant to Section
         10.2 hereof, the Fund and Dreyfus may, at the option of the Fund, continue to make available additional Series shares for so long as the Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund or Dreyfus so elects to make additional Series shares available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Series, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts, if permitted by the terms of the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, the Fund and Dreyfus, as promptly as is practicable under the circumstances, shall notify Insurance Company whether Dreyfus and the Fund will continue to make Series shares available after such termination. If Series shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either the Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months.

                                   ARTICLE XI
                                   AMENDMENTS

11.1 Any other changes in the terms of this Agreement shall be made by agreement in writing between Insurance Company and Fund.


                                   ARTICLE XII
                                     NOTICE

12.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

         Insurance Company: Great American Life Insurance Company of New York
                            10th Floor, Chiquita Center
                            250 East Fifth Street
                            Cincinnati, Ohio 45202
                            Attn:    Mark F. Muething

         Fund:              Dreyfus Variable Investment Fund
                            200 Park Avenue
                            New York, New York 10166
                            Attn:    Daniel C. Maclean

         Fund:              Dreyfus Life and Annuity Index Fund, Inc.
                            200 Park Avenue
                            New York, New York 10166
                            Attn:    Daniel C. Maclean

         Fund:              The Dreyfus Socially Responsible Growth Fund, Inc.
                            200 Park Avenue
                            New York, New York 10166
                            Attn:    Daniel C. Maclean

         with copies to:    Stroock & Stroock & Lavan
                            7 Hanover Square
                            New York, New York 10004-2696
                            Attn: Lewis G. Cole, Esq.
                                  Stuart H. Coleman, Esq.

         Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.


                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

                                   ARTICLE XIV
                                       LAW

14.1 This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

                              GREAT AMERICAN LIFE INSURANCE
                              COMPANY OF NEW YORK



                              By:

                              Its:
Attest:



                              DREYFUS VARIABLE INVESTMENT FUND



                              By:

                              Its:
Attest:



                              DREYFUS LIFE AND ANNUITY INDEX FUND, INC.
                              (d/b/a DREYFUS STOCK INDEX FUND)



                              By:

                              Its:
Attest:



                              THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
                              FUND, INC.



                              By:

                              Its:
Attest:

                                    AGREEMENT


         AGREEMENT made as of the _____ day of ______, 1999 by and between (i) The Dreyfus Corporation ("Dreyfus"), a New York corporation; and (ii) Great American Life Insurance Company of New York ("Client"), a New York corporation.

WITNESSETH:

WHEREAS, each of the investment companies listed on Schedule A hereto as such Schedule may be amended from time to time (collectively the "Dreyfus Funds," each a "Fund") are investment companies registered under the Investment Company Act of 1940, as amended (the "Act"); and

WHEREAS,   Client  has  entered  into  a  Fund   Participation   Agreement  (the
"Participation Agreement") with each of the Dreyfus Funds listed on Schedule A hereto; and

WHEREAS, Dreyfus provides investment advisory and/or administrative services to the Dreyfus Funds; and

WHEREAS, Premier Mutual Fund Services, Inc. ("Premier") is the distributor for the Dreyfus Funds; and

WHEREAS,   the  parties  hereto  have  agreed  to  arrange  separately  for  the performance of sub-accounting services for owners of shares of the Dreyfus Funds who maintain their shares in a variable annuity account with Client; and

WHEREAS, Dreyfus desires Client to perform such services and Client is willing and able to furnish such services on the terms and conditions hereinafter set forth.

NOW,   THEREFORE,   in  consideration  of  the  premises  and  mutual  covenants hereinafter contained, each party hereto severally agrees as follows:

1. Client agrees to perform the administrative services specified in Exhibit A hereto (the "Administrative Services") for the benefit of the shareholders of the Dreyfus Funds who maintain their shares of any such Dreyfus Funds in variable annuity and variable life insurance accounts with Client and whose shares are included in the master account ("Master Account") referred to in paragraph 1 of Exhibit A (collectively, the "Client Customers").

2. Client represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to the Administrative Services. Upon the request of Dreyfus or its representatives, Client shall provide copies of all the historical records relating to transactions between the Dreyfus Funds and Client Customers, and written communications regarding the Fund(s) to or from such Customers and other materials, in each case as may reasonably be requested to enable Dreyfus or its representatives, including without limitation its auditors, legal counsel or distributor, to monitor and review the Administrative Services, or to comply with any request of the board of directors, or trustees or general partners (collectively, the "Directors") of any Fund or of a governmental body, self-regulatory organization or a shareholder. Client agrees that it will permit Dreyfus, the Dreyfus Funds or their representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services.

3. Client may, with the consent of Dreyfus, contract with or establish relationships with other parties for the provision of the Administrative Services or other activities of Client required by the Agreement, provided that Client shall be fully responsible for the acts and omissions of such other parties.

4. Client hereby agrees to notify Dreyfus promptly if for any reason it is unable to perform fully and promptly any of its obligations under this Agreement.

5. Client hereby represents and covenants that it does not, and will not, own or hold or control with power to vote any shares of the Dreyfus Funds which are registered in the name of Client or the name of its nominee and which are maintained in Client variable annuity accounts. Client represents further that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any applicable state securities laws, and as a transfer agent under the 1934 Act, or is not required to be so registered, including as a result of entering into this Agreement and performing the Administrative Services.

6. The provisions of the Agreement shall in no away limit the authority of Dreyfus, or any Dreyfus Fund or Premier to take such action as any of such parties may deem appropriate or advisable in connection with all matters relating to the operations of any of such Funds and/or sale of its shares.

7. In consideration of the performance of the Administrative Services by Client, Dreyfus agrees to pay Client a monthly fee at an annual rate which shall equal .20 of 1% of the value of each Fund's (except Dreyfus Stock Index Fund) average daily net assets maintained in the Master Account for Client Customers. The payments by Dreyfus to Client relate solely to administrative services only and do not constitute payment in any manner for administrative services provided by Client to Client Customers or any separate account organized by Client, for any investment advisory services or for costs of distribution of any variable insurance contracts.

8. Client shall indemnify and hold harmless the Dreyfus Funds, The Dreyfus Corporation, Dreyfus Service Corporation ("DSC"), Premier, and each of their respective officers, directors, employees and agents from and against any and all losses, claims, damages, expenses, or liabilities that any one or more of them may incur including without limitation reasonable attorneys' fees, expenses and costs arising out of or related to the performance or non-performance of Client of its responsibilities under this Agreement.

9. This Agreement may be terminated without penalty at any time by Client or by Dreyfus as to all of the Dreyfus Funds collectively, upon 180 days written notice to the other party. The provisions of paragraphs 2, 8 and 10 shall continue in full force and effect after termination of this Agreement. Notwithstanding the foregoing, this Agreement shall not require Client to preserve any records (in any medium or format) relating to this Agreement beyond the time periods otherwise required by the laws to which Client or the Dreyfus Funds are subject provided that such records shall be offered to the Dreyfus Funds in the event Client decides to no longer preserve such records following such time periods.

10. After the date of any termination of this Agreement in accordance with paragraph 9, no fee will be due with respect to any amounts first placed in the Master Account for Client Customers after the date of such termination. However, notwithstanding any such termination, Dreyfus will remain obligated to pay Client the fee specified in paragraph 7 with respect to the value of each Fund's average daily net assets maintained in the Master Account as of the date of such termination, for so long as such amounts are held in the Master Account and Client continues to provide the Administrative Services with respect to such amounts in conformity with this Agreement. This Agreement, or any provision hereof, shall survive termination to the extent necessary for each party to perform its obligations with respect to amounts for which a fee continues to be due subsequent to such termination.

11. Client understands and agrees that the obligations of Dreyfus under this Agreement are not binding upon any of the Dreyfus Funds, upon any of their Board members or upon any shareholder of any of the Funds.

12. It is understood and agreed that in performing the services under this Agreement Client, acting in its capacity described herein, shall at no time be acting as an agent for Dreyfus, or DSC, or Premier or any of the Dreyfus Funds. Client agrees, and agrees to cause its agents, not to make any representations concerning a Fund except those contained in the Fund's then-current prospectus, in current sales literature furnished by the Fund, Dreyfus or Premier to Client, or in the then current prospectus for a variable annuity contract or variable life insurance policy issued by Client, or then current sales literature with respect to such variable annuity contract or variable life insurance policy, approved by Dreyfus.

13. This Agreement, including the provisions set forth herein in Section 7, may only be amended pursuant to a written instrument signed by the party to be charged. This Agreement may not be assigned by a party hereto, by operation of law or otherwise, without the prior, written consent of the other party.

14. This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

15. This Agreement, including its Exhibit and Schedule, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes any previous agreements and documents with respect to such matters.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

By:
         Authorized Signatory


Print or Type Name

THE DREYFUS CORPORATION

By:
         Authorized Signatory


Print or Type Name

                                   SCHEDLUE A

GALIC of New York Separate Account I (May 7, 1999)

Fund Code     Fund Name
112           Dreyfus Variable Investment Fund, Capital Appreciation Portfolio
108           Dreyfus Variable Investment Fund, Growth and Income Portfolio
121           Dreyfus Variable Investment Fund, Small Cap Portfolio
117           Dreyfus Variable Investment Fund, Money Market Portfolio
111           The Dreyfus Socially Responsible Growth Fund, Inc.
763           Dreyfus Stock Index Fund

                                    EXHIBIT A

Pursuant to the Agreement by and among the parties hereto, Client shall perform the following Administrative Services:

1. Maintain separate records for each Client Customer, which records shall reflect shares purchased and redeemed and share balances. Client shall maintain the Master Account with the transfer agent of the Fund on behalf of Client Customers and such Master Account shall be in the name of Client or its nominee as the record owner of the shares owned by such Client Customers.

2. For each Fund, disburse or credit to Client Customers all proceeds of redemptions of shares of the Fund and all dividends and other distributions not reinvested in shares of the Fund.

3. Prepare and transmit to Client Customers periodic account statements showing the total number of shares owned by the Customer as of the statement closing date, purchases and redemptions of Fund shares by the Customer during the period covered by the statement, and the dividends and other distributions paid to the Customer during the statement period (whether paid in cash or reinvested in Fund shares).

4. Transmit to Client Customers proxy materials and reports and other information received by Client from any of the Funds and required to be sent to shareholders under the federal securities laws and, upon request of the Fund's transfer agent, transmit to Client Customers material fund communications deemed by the Fund, through its Board of Directors or other similar governing body, to be necessary and proper for receipt by all fund beneficial shareholders.

5. Transmit to the Fund's transfer agent purchase and redemption orders on behalf of Client Customers.

6. Provide to the Funds, or to the transfer agent for any of the Funds, or any of the agents designated by any of them, such periodic reports as shall reasonably be concluded to be necessary to enable each of the Funds and its distributor to comply with State Blue Sky requirements.

                               JANUS ASPEN SERIES

                          FUND PARTICIPATION AGREEMENT


         THIS AGREEMENT is made this ____ day of __________, 1999, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), and GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                              W I T N E S S E T H:

         WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

         WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

         WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

         NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:


                                   ARTICLE I.
                              Sale of Trust Shares

         1.1 The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.2 The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

         1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 11:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

         1.4 Purchase orders that are transmitted to the Trust in accordance with Section 1.3 shall be paid for no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the order.
Payments shall be made in federal funds transmitted by wire.

         1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

         1.6 The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions by the close of the following Business Day.

         1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time. When available, the net asset value will be communicated to the Company by telephone and confirmed by facsimile.

         1.8 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

         1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and
Article IV. of this Agreement.


                                   ARTICLE II.
                           Obligations of the Parties

         2.1 The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

         2.2 At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

         2.3 The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

         2.4 The Company agrees and acknowledges that the Trust's adviser, Janus Capital Corporation ("Janus Capital"), is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus Capital. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

         2.5 The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

         2.6 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

         2.7 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

         2.8 So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.


                                  ARTICLE III.
                         Representations and Warranties

         3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

         3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         3.3 The Company represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

         3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

         3.5 The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

         3.6 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.


                                   ARTICLE IV.
                               Potential Conflicts

         4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

         4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

         4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

         4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

         4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonable request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

         4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


                                   ARTICLE V.
                                 Indemnification

         5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based  upon any untrue  statements  or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V.), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

                  (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         5.2 Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust or in sales literature generated or approved by the Trust or on behalf of the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V.), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

                  (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or
                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

         5.3 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         5.4 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

         5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI.
                                   Termination

         6.1 This Agreement may be terminated by either party for any reason by ninety (90) days advance written notice delivered to the other party.

         6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3.

         6.3 The provisions of Article V. shall survive the termination of this Agreement, and the provisions of Article IV. and Section 2.8 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.


                                  ARTICLE VII.
                                     Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Trust:

                           100 Fillmore Street
                           Denver, Colorado 80206
                           Attention:  General Counsel

                  If to the Company:

                           10th Floor, Chiquita Center
                           250 East Fifth Street
                           Cincinnati, Ohio 45202
                           Attention:  Mark F. Muething, Esq.


                                  ARTICLE VIII.
                                  Miscellaneous

         8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

         8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

         8.6  Each  party  shall   cooperate  with  each  other  party  and  all
appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

         8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

         8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.


                         GREAT AMERICAN LIFE  INSURANCE COMPANY OF NEW YORK



                         By:  --------------------------------------
                         Name:--------------------------------------
                         Title: ------------------------------------


                         JANUS ASPEN SERIES



                         By: ---------------------------------------
                         Name:    Bonnie M. Howe
                         Title:   Assistant Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts



Name of Separate Account and              Contracts Funded
Date Established by Board of Directors    By Separate Account

GALIC of NY Separate Account I            The Commodore Navigator Individual
May 7, 1999                               and Group Deferred Variable Annuities

                                          The Commodore Advantage Individual
                                          and Group Deferred Variable Annuities

                                          The Commodore Independence Individual
                                          and Group Deferred Variable Annuities

May 19, 1999


Mr. Mark F. Muething
Senior Vice President
Annuity Investors Life Insurance Company
10th Floor, Chiquita Center
250 East Fifth Street
Cincinnati, Ohio  45202

Dear Mr. Muething:

         This letter sets forth the agreement between Great American Life Insurance Company of New York (the "Company"), and Janus Capital Corporation (the "Adviser"), concerning certain administrative services.

1. Administrative Services and Expenses. Administrative services for the separate accounts of the Company (the "Accounts") which invest in one or more portfolios (collectively, the "Portfolios") of Janus Aspen Series (the "Trust") pursuant to the Participation Agreement between the Company and the Trust dated ______________ (the "Participation Agreement"), and for purchasers of variable annuity or life insurance contracts (the "Contracts") issued through the Accounts are the responsibility of the Company. Administrative services for the Portfolios, in which the Accounts invest, and for purchasers of shares of the Portfolios, are the responsibility of the Trust. These administrative services the Company intends to provide to the Trust and its Portfolios are set forth in Schedule A attached to this letter agreement, which may be amended from time to time.

2. Service Fee. In consideration of the anticipated administrative expense savings resulting to the Trust from the Company's services, the Adviser agrees to pay the Company a fee ("Service Fee"), computed daily and paid monthly in arrears, at an annual rate equal to fifteen (15) basis points (0.15%) of the average monthly value of the shares of the Portfolios held in the Accounts, such payments to commence following the month in which the average monthly value of investments by the Accounts (together with the average monthly value of investments by the separate accounts of Annuity Investors Life Insurance Company) reach $50 million. The Service Fee will be correspondingly suspended if the average monthly value of such investments drops below $50 million in any month. For purposes of this Paragraph 2, the average monthly value of the shares of the Portfolios will be based on the sum of the daily net asset values calculated by the Portfolios in a month divided by the number of days in the month.

3. Nature of Payments. The parties to this letter agreement recognize and agree that the Adviser's payments to the Company relate to administrative services only and do not constitute payment in any manner for administrative services provided by the Company to the Account or to the Contracts, for investment advisory services or for costs of distribution of Contracts or of shares of the Portfolios, and that these payments are not otherwise related to investment advisory or distribution services or expenses.

4.       Representations and Warranties.

         a. The Adviser represents and warrants that in the event the Trustees of the Trust approve the payment of all or any portion of the Service Fee by the Trust, the Trust will calculate in the same manner the Service Fee to all insurance companies that have entered into Service Fee arrangements with the Adviser and/or the Trust (the "Participating Insurance Companies").

         b. The Company represents and warrants that: (1) it and its employees and agents meet the requirements of applicable law, including but not limited to federal and state securities law and state insurance law, for the performance of services contemplated herein; and (2) it will not purchase Trust shares of the Portfolios with Account assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans and that the Service Fee does not include any payment to the Company that is prohibited under the Employee Retirement Income Securities Act of 1974 ("ERISA") with respect to any assets of a Contract owner invested in a Contract using the Portfolios as investment vehicles.

         c. The Company represents, warrants and agrees that: (1) the payment of the Service Fee by the Adviser is designed to reimburse the Company for providing administrative services to the Trust that the Trust would customarily pay and does not represent reimbursement to the Company for providing administrative services to the Contract or Account as described in Section 26 of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder; (2) no portion of the Service Fee will be rebated by the Company to any Contract owner; and (3) if required by applicable law, the Company will disclose to each Contract owner the existence of the Service Fee received by the Company pursuant to this letter agreement in a form consistent with the requirements of applicable law and will disclose the amount of the Service Fee, if any, that is paid by the Trust.

5.       Indemnification

         a. The Company agrees to indemnify and hold harmless the Adviser and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Company in performing its services under this letter agreement, from the inaccuracy or breach of any representation made in this letter agreement, or from a breach of a material provision of this letter agreement, except to the extent such loss, liability or expense is the result of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties.

         b. The Adviser agrees to indemnify and hold harmless the Company and its directors, officers, agents and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Adviser in performing its services under this letter agreement, from the inaccuracy or breach of any representation made in this letter agreement, or from a breach of a material provision of this letter agreement, except to the extent such loss, liability or expense is the result of the Company's willful misfeasance, bad faith or gross negligence in the performance if its duties.

6.       Termination.

         a. Either party may terminate this letter agreement, without penalty, on sixty (60) days' written notice to the other party.

         b. This letter agreement will terminate at the option of either party in the event of the termination of the Participation Agreement.

         c. This letter agreement will terminate immediately upon the determination of either party, with the advice of counsel, that the payment of the Service Fee is in conflict with applicable law.

7. Amendment. This letter agreement may be amended only upon mutual agreement of the parties hereto in writing.

8. Confidentiality. The terms of this letter agreement will be treated as confidential and will not be disclosed to the public or any outside party except with each party's prior written consent, as required by law or judicial process or as provided in paragraph 4c herein.

9. Assignment. This letter agreement may not be assigned (as that term is defined in the 1940 Act) by either party without the prior written approval of the other party, which approval will not be unreasonably withheld, except that the Adviser may assign its obligations under this letter agreement, including the payment of all or any portion of the Service Fee, to the Trust upon thirty (30) days' written notice to the Company.

10. Governing Law. This letter agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado.

11. Counterparts. This letter agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

If this letter agreement is consistent with your understanding of the matters we discussed concerning administrative expense payments, kindly sign below and return a signed copy to us.

Very truly yours,

JANUS CAPITAL CORPORATION


By:      _______________________________

Name:    _______________________________

Title:   _______________________________


GREAT AMERICAN LIFE INSURANCE
COMPANY OF NEW YORK


By:      _______________________________

Name:    _______________________________

Title:   _______________________________


Attachment: Schedule A

                                   Schedule A


Pursuant to the letter agreement to which this Schedule is attached, the Company will perform administrative services including, but not limited to, the following:

         1. Print and mail to Contract owners copies of the Portfolios' prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Trust is required by law or otherwise to provide to its shareholders.

         2. Provide Contract owner services including, but not limited to, financial consultants' advice with respect to inquiries related to the Portfolios (not including information about performance or related to sales) and communicating with Contract owners about Portfolio (and subaccount) performance.

         3. Provide other administrative support for the Trust as mutually agreed to by the Company and the Adviser and relieve the Trust of other usual or incidental administrative services provided to individual Contract owners.

                             PARTICIPATION AGREEMENT


                  THIS AGREEMENT, is made as of _____________, 1999, by and among Great American Life Insurance Company of New York ("Company"), on its own behalf and on behalf of GALIC of New York Separate Account I, a segregated asset account of the Company ("Account"), Strong Variable Insurance Funds, Inc. ("Strong Variable") on behalf of the Portfolios of Strong Variable listed on the attached Exhibit A as such Exhibit may be amended from time to time (the "Designated Portfolios"), Strong Opportunity Fund II, Inc. ("Opportunity Fund II"), Strong Capital Management, Inc. (the "Adviser"), the investment adviser and transfer agent for the Opportunity Fund II and Strong Variable, and Strong Investments, Inc. ("Distributors"), the distributor for Strong Variable and the Opportunity Fund II (each, a "Party" and collectively, the "Parties").

                             PRELIMINARY STATEMENTS


         A. Beneficial interests in Strong Variable are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Portfolio").

         B. To the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of Opportunity Fund II and the Designated Portfolios ("Fund" or "Funds" shall be deemed to refer to each Designated Portfolio and to the Opportunity Fund II to the extent the context requires), on behalf of the Account to fund the variable annuity contracts that use the Funds as an underlying investment medium (the "Contracts").

         C. The Company, Adviser and Distributors desire to facilitate the purchase and redemption of shares of the Funds by the Company for the Account through one or more accounts, which number shall be as mutually agreed upon by the parties, in each Fund (each an "Omnibus Account"), to be maintained of record by the Company, subject to the terms and conditions of this Agreement.

         D. The Company desires to provide administrative services and functions (the "Services") for purchasers of Contracts ("Owners") who are beneficial owners of shares of the Funds on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS


The parties to this Agreement agree as follows:

1. Performance of Services. Company agrees to perform the administrative functions and services specified in Exhibit B attached to this Agreement with respect to the shares of the Funds beneficially owned by the Owners and included in the Account. Nothing in this Agreement shall limit Company's right to engage one or more of its wholly owned subsidiaries (each, a "Designee") to provide all or any portion of the Services, but no such engagement shall relieve Company of its duties, responsibilities or liabilities under this Agreement.

2.       The Omnibus Accounts.

         2.1 Each Omnibus Account will be opened based upon the information contained in Exhibit C to this Agreement. In connection with each Omnibus Account, Company represents and warrants that it is authorized to act on behalf of each Owner effecting transactions in the Omnibus Account and that the information specified on Exhibit C to this Agreement is correct.

         2.2 Each Fund shall designate each Omnibus Account with an account number. These account numbers will be the means of identification when the Parties are transacting in the Omnibus Accounts. The assets in the Accounts are segregated from the Company's own assets. The Adviser agrees to cause the Omnibus Accounts to be kept open on each Fund's books, as applicable, regardless of a lack of activity or small position size except to the extent the Company takes specific action to close an Omnibus Account or to the extent a Fund's prospectus reserves the right to close accounts which are inactive or of a small position size. In the latter two cases, the Adviser will give prior notice to the Company before closing an Omnibus Account.

         2.3 The Company agrees to provide Adviser such information as Adviser or Distributors may reasonably request concerning Owners as may be necessary or advisable to enable Adviser and Distributors to comply with applicable laws, including state "Blue Sky" laws relating to the sales of shares of the Funds to the Accounts.

3.       Fund Shares Transactions.

         3.1 In General. Shares of the Funds shall be sold on behalf of the Funds by Distributors and purchased by Company for the Account and, indirectly for the appropriate subaccount thereof at the net asset value next computed after receipt by Distributors of each order of the Company or its Designee, in accordance with the provisions of this Agreement, the then current prospectuses of the Funds, and the Contracts. Company may purchase shares of the Funds for its own account subject to (a) receipt of prior written approval by Distributors; and (b) such purchases being in accordance with the then current prospectuses of the Fund and the Contracts. The Board of Directors of each Fund ("Directors") may refuse to sell shares of the applicable Fund to any person, or suspend or terminate the offering of shares of the Fund if such action is required by law or by regulatory authorities having jurisdiction. Company agrees to purchase and redeem the shares of the Funds in accordance with the provisions of this Agreement, of the Contracts and of the then current prospectuses for the

Contracts and Funds. Except as necessary to implement transactions initiated by Owners, or as otherwise permitted by state or federal laws or regulations, Company shall not redeem shares of Funds attributable to the Contracts.

         3.2 Purchase and Redemption Orders. On each day that a Fund is open for business (a "Business Day"), the Company or its Designee shall aggregate and calculate the net purchase or redemption order it receives for the Account from the Owners for shares of the Fund that it received prior to the close of trading on the New York Stock Exchange (the "NYSE") (i.e. 3:00 p.m., Central time, unless the NYSE closes at an earlier time in which case such earlier time shall apply) and communicate to Distributors, by telephone or facsimile (or by such other means as the Parties to this Agreement may agree to in writing), the net aggregate purchase or redemption order (if any) for the Omnibus Account for such Business Day (such Business Day is sometimes referred to herein as the "Trade Date"). The Company or its Designee will communicate such orders to Distributors prior to 8:00 a.m., Central time, on the next Business Day following the Trade Date. All trades communicated to Distributors by the foregoing deadline shall be treated by Distributors as if they were received by Distributors prior to the close of trading on the Trade Date.

         3.3      Settlement of Transactions.

                  (a) Purchases. Company or its Designee will wire, or arrange for the wire of, the purchase price of each purchase order to the custodian for the Fund in accordance with written instructions provided by Distributors to the Company so that either (i) such funds are received by the custodian for the Fund prior to 12:00 (noon), Central time, on the next Business Day following the Trade Date, or (ii) Distributors is provided with a Federal Funds wire system reference number prior to such 12:00 noon deadline evidencing the entry of the wire transfer of the purchase price to the applicable custodian into the Federal Funds wire system prior to such time. Company agrees that if it fails to provide funds to the Fund's custodian by the close of business on the next Business Day following the Trade Date, then, at the option of Distributors, (A) the transaction may be canceled, or (B) the transaction may be processed at the next-determined net asset value for the applicable Fund after purchase order funds are received. In such event, the Company shall indemnify and hold harmless Distributors, Adviser and the Funds from any liabilities, costs and damages either may suffer as a result of such failure.

                  (b) Redemptions. The Adviser will use its best efforts to cause to be transmitted to such custodial account as Company shall direct in writing, the proceeds of all redemption orders placed by Company or its Designee by 8:00 a.m., Central time, on the Business Day immediately following the Trade Date, by wire transfer on that Business Day. Should Adviser need to extend the settlement on a trade, it will contact Company to discuss the extension. For purposes of determining the length of settlement, Adviser agrees to treat the Account no less favorably than other shareholders of the Funds. Each wire transfer of redemption proceeds shall indicate, on the Federal Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, the Adviser shall, on the day the wire is sent, fax such entries to Company or if possible, send via direct or indirect systems access until otherwise directed by the Company in writing.

         3.4 Book Entry Only. Issuance and transfer of shares of a Fund will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares of the Funds ordered from Distributors will be recorded in the appropriate book entry title for the Account.

         3.5 Distribution Information. The Adviser or Distributors shall provide the Company with all distribution announcement information as soon as it is announced by the Funds. The distribution information shall set forth, as applicable, ex-dates, record date, payable date, distribution rate per share, record date share balances, cash and reinvested payment amounts and all other information reasonably requested by the Company. Where possible, the Adviser or Distributors shall provide the Company with direct or indirect systems access to the Adviser's systems for obtaining such distribution information.

         3.6 Reinvestment. All dividends and capital gains distributions will be automatically reinvested on the payable date in additional shares of the applicable Fund at net asset value in accordance with each Fund's then current prospectus.

         3.7 Pricing Information. Distributors shall use its best efforts to furnish to the Company prior to 6:00 p.m., Central time, on each Business Day each Fund's closing net asset value for that day, and for those Funds for which such information is calculated, the daily accrual for interest rate factor (mil rate). Such information shall be communicated via fax, or indirect or direct systems access acceptable to the Company.

         3.8      Price Errors.

                  (a) Notification. If an adjustment is required in accordance with a Fund's then current policies on reimbursement ("Fund Reimbursement Policies") to correct any error in the computation of the net asset value of Fund shares ("Price Error"), Adviser or Distributors shall notify Company as soon as practicable after discovering the Price Error. Notice may be made via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund's shareholders, the reason for the price change.

                  (b) Underpayments. If a Price Error causes an Account to receive less than the amount to which it otherwise would have been entitled, Adviser shall make all necessary adjustments (subject to the Fund Reimbursement Policies) so that the Account receives the amount to which it would have been entitled

                  (c) Overpayments. If a Price Error causes an Account to receive more than the amount to which it otherwise would have been entitled, Company, when requested by Adviser (in accordance with the Fund Reimbursement Policies), will use its best efforts to collect such excess amounts from the applicable Owners.

                  (d)  Fund  Reimbursement  Policies.  Adviser  agrees  to treat
Company's   customers  no  less   favorably   than  Adviser  treats  its  retail
shareholders in applying the provisions of paragraphs 3.8(b) and 3.8(c).

                  (e) Expenses. Adviser shall reimburse Company for all reasonable and necessary out-of-pocket expenses incurred by Company for payroll overtime, stationery and postage in adjusting Owner accounts affected by a Price Error described in paragraphs 3.8(b) and 3.8(c). Company shall use its best efforts to mitigate all expenses which may be reimbursable under this section 3.8(e) and agrees that payroll overtime shall not include any time spent programming computers or otherwise customizing Company's recordkeeping system. Upon requesting reimbursement, Company shall present an itemized bill to Adviser detailing the costs for which it seeks reimbursement.

         3.9 Agency. Distributors hereby appoints the Company or its Designee as its agents for the limited purpose of accepting purchase and redemption instructions from the Owners for the purchase and redemption of shares of the Funds by the Company on behalf of Account.

         3.10 Quarterly Reports. Adviser agrees to provide Company a statement of Fund assets as soon as practicable and in any event within 30 days after the end of each fiscal quarter, and a statement certifying the compliance by the Funds during that fiscal quarter with the diversification requirements and qualification as a regulated investment company. In the event of a breach of
Section 6.4(a), Adviser will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

4. Proxy Solicitations and Voting. The Company shall, at its expense, distribute or arrange for the distribution of all proxy materials furnished by the Funds to the Account and shall: (a) solicit voting instructions from Owners; (b) vote the Fund shares in accordance with instructions received from Owners; and (c) vote the Fund shares for which no instructions have been received, as well as shares attributable to it, in the same proportion as Fund shares for which instructions have been received from Owners, so long as and to the extent that the Securities and Exchange Commission (the "SEC") continues to interpret the Investment Company Act of 1940, as amended (the "1940 Act"), to require pass-through voting privileges for various contract owners. The Company and its Designees will not recommend action in connection with, or oppose or interfere with, the solicitation of proxies for the Fund shares held for Owners.

5.       Customer Communications.

         5.1 Prospectuses. The Adviser or Distributors, at its expense, will provide the Company with as many copies of the current prospectus for the Funds as the Company may reasonably request for distribution, at the Company's expense, to existing or prospective Owners.

         5.2 Shareholder Materials. The Adviser and Distributors shall, as applicable, provide in bulk to the Company or its authorized representative, at a single address and at no expense to the Company, the following shareholder communications materials prepared for circulation to Owners in quantities requested by the Company which are sufficient to allow mailing thereof by the Company and, to the extent required by applicable law, to all Owners: proxy or information statements, annual reports, semi-annual reports, and all initial and updated prospectuses, supplements and amendments thereof. None of the Funds, the Adviser or Distributors shall be responsible for the cost of distributing such materials to Owners.

6.       Representations and Warranties.

         6.1 The Company represents and warrants that:

                  (a) It is an insurance company duly organized and in good standing under the laws of the State of New York and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account and that the Company has and will maintain the capacity to issue all Contracts that may be sold; and that it is and will remain duly registered, licensed, qualified and in good standing to sell the Contracts in all the jurisdictions in which such Contracts are to be offered or sold;

                  (b) It and each of its Designees is and will remain duly registered and licensed in all material respects under all applicable federal and state securities and insurance laws and shall perform its obligations under this Agreement in compliance in all material respects with any applicable state and federal laws;

                  (c) The Contracts are and will be registered under the Securities Act of 1933, as amended (the "1933 Act"), and are and will be registered and qualified for sale in the states where so required; and the Account is and will be registered as a unit investment trust in accordance with the 1940 Act and shall be a segregated investment account for the Contracts;

                  (d) The Contracts are currently treated as annuity contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company will maintain such treatment and will notify Adviser, Distributors and Funds promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

                  (e) It and each of its Designees is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or is not required to be registered as such;

                  (f) The arrangements provided for in this Agreement will be disclosed to the Owners; and

                  (g) It is registered as a broker-dealer under the 1934 Act and any applicable state securities laws, including as a result of entering into and performing the Services set forth in this Agreement, or is not required to be registered as such.

         6.2 The Funds each represent and warrant that Fund shares sold pursuant to this Agreement are and will be registered under the 1933 Act and the Fund is and will be registered as a registered investment company under the Investment Company Act of 1940, in each case, except to the extent the Company is so notified in writing;

         6.3      Distributors represents and warrants that:

                  (a) It is and will be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD")and is and will be registered as a broker-dealer with the SEC; and

                  (b) It will sell and distribute Fund shares in accordance with all applicable state and federal laws and regulations.

         6.4      Adviser represents and warrants that:

                  (a) It will cause each Fund to invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder, and that each Fund will comply with Section 817(h) of the Code as amended from time to time and with all applicable regulations promulgated thereunder; and

                  (b) It is and will remain duly registered and licensed in all material respects under all applicable federal and state securities and insurance laws and shall perform its obligations under this Agreement in compliance in all material respects with any applicable state and federal laws.

         6.5 Each of the Parties to this Agreement represents and warrants to the others that:

                  (a) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

                  (b) This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and it shall comply in all material respects with all laws, rules and regulations applicable to it by virtue of entering into this Agreement;

                  (c) No consent or authorization of, filing with, or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

                  (d) The execution, performance and delivery of this Agreement will not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations;

                  (e) Each Party to this Agreement is entitled to rely on any written records or instructions provided to it by another Party; and

                  (f) Its directors, officers, employees, and investment advisers, and other individuals/entities dealing with the money or securities of a Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws, which bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

7.       Sales Material and Information

         7.1 NASD Filings. The Company shall promptly inform Distributors as to the status of all sales literature filings pertaining to the Funds and shall promptly notify Distributors of all approvals or disapprovals of sales literature filings with the NASD. For purposes of this Section 7, the phrase "sales literature or other promotional material" shall be construed in accordance with all applicable securities laws and regulations.

         7.2 Company Representations. Neither the Company nor any of its Designees shall make any material representations concerning the Adviser, the Distributors, or a Fund other than the information or representations contained in: (a) a registration statement of the Fund or prospectus of a Fund, as amended or supplemented from time to time; (b) published reports or statements of the Funds which are in the public domain or are approved by Distributors or the Funds; or (c) sales literature or other promotional material of the Funds.

         7.3 Adviser, Distributors and Fund Representations. None of Adviser, Distributors or any Fund shall make any material representations concerning the Company or its Designees other than the information or representations contained in: (a) a registration statement or prospectus for the Contracts, as amended or supplemented from time to time; (b) published reports or statements of the Contracts or the Account which are in the public domain or are approved by the Company; or (c) sales literature or other promotional material of the Company.

         7.4 Trademarks, etc. Except to the extent required by applicable law, no Party shall use any other Party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of such Party.

         7.5 Information From Distributors and Adviser. Upon request, Distributors or Adviser will provide to Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Funds, in final form as filed with the SEC, NASD and other regulatory authorities.

         7.6 Information From Company. Company will provide to Distributors at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters and all amendments to any of the above, that relate to a Fund and the Contracts, in final form as filed with the SEC, NASD and other regulatory authorities.

         7.7 Review of Marketing Materials. If so requested by Company, the Adviser or Distributors will use its best efforts to review sales literature and other marketing materials prepared by Company which relate to the Funds, the Adviser or Distributors for factual accuracy as to such entities, provided that the Adviser or Distributors is provided at least five (5) Business Days to review such materials. Neither the Adviser nor Distributors will review such materials for compliance with applicable laws. Company shall provide the Adviser with copies of all sales literature and other marketing materials which refer to the Funds, the Adviser or Distributors within five (5) Business Days after their first use, regardless of whether the Adviser or Distributors has previously reviewed such materials. If so requested by the Adviser or Distributors, Company shall cease to use any sales literature or marketing materials which refer to the Funds, the Adviser or Distributors that the Adviser or Distributors determines to be inaccurate, misleading or otherwise unacceptable.

8.       Fees and Expenses.

         8.1 Fund Registration Expenses. Fund or Distributors shall bear the cost of registration and qualification of Fund shares; preparation and filing of Fund prospectuses and registration statements, proxy materials and reports; preparation of all other statements and notices relating to the Fund or Distributors required by any federal or state law; payment of all applicable fees, including, without limitation, any fees due under Rule 24f-2 of the 1940 Act, relating to a Fund; and all taxes on the issuance or transfer of Fund shares on the Fund's records.

         8.2 Contract Registration Expenses. The Company shall bear the expenses for the costs of preparation and filing of the Company's prospectus and registration statement with respect to the Contracts; preparation of all other statements and notices relating to the Account or the Contracts required by any federal or state law; expenses for the solicitation and sale of the Contracts including all costs of printing and distributing all copies of advertisements, prospectuses, Statements of Additional Information, proxy materials, and reports to Owners or potential purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various states under applicable insurance laws; filing of annual reports on form N-SAR, and all other costs associated with ongoing compliance with all such laws and its obligations under this Agreement.

9.       Indemnification.

         9.1      Indemnification By Company.

                  (a) Company agrees to indemnify and hold harmless the Funds, Adviser and Distributors and each of their directors, officers, employees and agents, and each person, if any, who controls any of them within the meaning of
Section 15 of the 1933 Act (each, an "Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 9.1) from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company), and expenses including reasonable legal fees and expenses, (collectively, hereinafter "Losses"), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise insofar as such Losses:

                      (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this paragraph 9.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to Company by or on behalf of a Fund, Distributors or Adviser for use in the registration statement or prospectus for the Contracts or in the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                      (ii) arise out of, or as a result of, statements or representations or wrongful conduct of Company, its Designees or its agents, with respect to the sale or distribution of the Contracts or Fund shares; or

                      (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering a Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon written information furnished to a Fund, Adviser or Distributors by or on behalf of Company; or

                      (iv) arise out of, or as a result of, any failure by Company, its Designees or persons under the Company's or Designees' control to provide the Services and furnish the materials contemplated under the terms of this Agreement; or

                      (v) arise out of, or result from, any material breach of any representation or warranty made by Company, its Designees or persons under the Company's or Designees' control in this Agreement or arise out of or result from any other material breach of this Agreement by Company, its Designees or persons under the Company's or Designees' control; as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof; or

                      (vi) arise out of, or as a result of, adherence by Adviser or Distributors to instructions that it reasonably believes were originated by authorized agents of Company.

                  This indemnification provision is in addition to any liability which the Company or its Designees may otherwise have.

                  (b) Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

                  (c) Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Company in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, and it notified the indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the indemnifying Party. The indemnifying Party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

                  (d) The Indemnified Parties will promptly notify Company of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of Fund shares or the Contracts or the operation of a Fund.

         9.2      Indemnification by Adviser and Distributors.

                  (a) Adviser and Distributors agrees to indemnify and hold harmless Company and each of its directors, officers, employees and agents and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 9.2) from and against any and all Losses to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses:

                      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 9.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to a Fund, Adviser or Distributors by or on behalf of Company for use in the registration statement or prospectus for a Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                      (ii) arise out of, or as a result of, statements or representations or wrongful conduct of Adviser or Distributors or persons under its control, with respect to the sale or distribution of Fund shares; or

                      (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to Company by or on behalf of Adviser or Distributors; or

                      (iv) arise out of, or as a result of, any failure by Adviser or Distributors or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                      (v) arise out of or result from any material breach of any representation or warranty made by Adviser or Distributors or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Adviser or Distributors or persons under its control; as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

                  This indemnification provision is in addition to any liability which Adviser and Distributors may otherwise have.

                  (b) Adviser and Distributors shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

                  (c) Adviser and Distributors shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Adviser and Distributors in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser and Distributors of any such claim shall not relieve Adviser and Distributors from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, and it notified the indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the indemnifying Party. The indemnifying Party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

                  (d) The Indemnified Parties will promptly notify Adviser and Distributors of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of the Account.

10.      Potential Conflicts.

         10.1 Monitoring by Directors for Conflicts of Interest. The Directors of each Fund will monitor the Fund for any potential or existing material irreconcilable conflict of interest between the interests of the contract owners of all separate accounts investing in the Fund, including such conflict of interest with any other separate account of any other insurance company investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing the Fund; or (f) a decision by Company to disregard the voting instructions of Owners. The Directors shall promptly inform the Company, in writing, if they determine that an irreconcilable material conflict exists and the implications thereof.

         10.2 Monitoring by the Company for Conflicts of Interest. The Company will promptly notify the Directors, in writing, of any potential or existing material irreconcilable conflicts of interest, as described in Section 10.1 above, of which it is aware. The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and any exemptive orders granted by the SEC ("Exemptive Order"), by providing the Directors, in a timely manner, with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Owner voting instructions are disregarded.

         10.3 Remedies. If it is determined by a majority of the Directors, or a majority of disinterested Directors, that a material irreconcilable conflict exists, as described in Section 10.1 above, the Company shall, at its own expense take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including, but not limited to: (a) withdrawing the assets allocable to some or all of the separate accounts from the applicable Fund and reinvesting such assets in a different investment medium, including (but not limited to) another fund managed by the Adviser, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any particular group that votes in favor of such segregation, or offering to the affected owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

         10.4     Causes of Conflicts of Interest.

                  (a) State Insurance Regulators. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the applicable Fund and terminate this Agreement with respect to such Account within the period of time permitted by such decision, but in no event later than six months after the Directors inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of the foregoing period, the Distributors and Funds shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund to the extent such actions do not violate applicable law.

                  (b) Disregard of Owner Voting. If a material irreconcilable conflict arises because of Company's decision to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at the applicable Fund's election, to withdraw the Account's investment in said Fund. No charge or penalty will be imposed against the Account as a result of such withdrawal.

         10.5 Limitations on Consequences. For purposes of Sections 10.3 through
10.5 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict. In no event will a Fund, the Adviser or the Distributors be required to establish a new funding medium for any of the Contracts. The Company shall not be required by Section 10.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Owners affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the applicable Fund and terminate this Agreement as quickly as may be required to comply with applicable law, but in no event later than six (6) months after the Directors inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

         10.6 Changes in Laws. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Funds' Exemptive Order) on terms and conditions materially different from those contained in the Funds' Exemptive Order, then (a) the Funds and/or the Adviser, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 10.1, 10.2, 10.3 and 10.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

11.      Maintenance of Records.

                  (a) Recordkeeping and other administrative services to Owners shall be the responsibility of the Company and shall not be the responsibility of the Funds, Adviser or Distributors. None of the Funds, the Adviser or Distributors shall maintain separate accounts or records for Owners. Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making shares of the Funds available to the Account.

                  (b) Upon the request of the Adviser or Distributors, the Company shall provide copies of all the historical records relating to transactions between the Funds and the Account, written communications regarding the Funds to or from the Account and other materials, in each case (1) as are maintained by the Company in the ordinary course of its business and in compliance with applicable law, and (2) as may reasonably be requested to enable the Adviser and Distributors, or its representatives, including without limitation its auditors or legal counsel, to (A) monitor and review the Services, (B) comply with any request of a governmental body or self-regulatory organization or the Owners, (C) verify compliance by the Company with the terms of this Agreement, (D) make required regulatory reports, (E) verify to Advisor's reasonable satisfaction that all purchase and redemption orders aggregated for each Trade Date were received by Company prior to the close of trading on the NYSE on such Trade Date, or (F) perform general customer supervision. The

Company agrees that it will permit the Adviser and Distributors or such representatives of either to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

                  (c) Upon the request of the Company, the Adviser and Distributors shall provide copies of all the historical records relating to transactions between the Funds and the Account, written communications regarding the Funds to or from the Account and other materials, in each case (1) as are maintained by the Adviser and Distributors, as the case may be, in the ordinary course of its business and in compliance with applicable law, and (2) as may reasonably be requested to enable the Company, or its representatives, including without limitation its auditors or legal counsel, to (A) comply with any request of a governmental body or self-regulatory organization or the Owners, (B) verify compliance by the Adviser and Distributors with the terms of this Agreement, (C) make required regulatory reports, or (D) perform general customer supervision.

                   (d) The Parties agree to cooperate in good faith in providing records to one another pursuant to this Section 11.

12.      Term and Termination.

         12.1 Term and  Termination  Without  Cause.  The  initial  term of this
Agreement shall be for a period of one year from the date hereof. Unless terminated as to any Fund upon not less than thirty (30) days prior written notice to the other Parties, this Agreement shall thereafter automatically renew for the remaining Funds from year to year, subject to termination at the next applicable renewal date upon not less than 30 days prior written notice. Any Party may terminate this Agreement as to any Fund following the initial term upon six (6) months advance written notice to the other Parties.

         12.2 Termination by Fund, Distributors or Adviser for Cause. Adviser, Fund or Distributors may terminate this Agreement by written notice to the Company, if any of them shall determine, in its sole judgment exercised in good faith, that (a) the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or (b) any of the Contracts are not registered, issued or sold in accordance with applicable state and federal law or such law precludes the use of Fund shares as the underlying investment media of the Contracts issued or to be issued by the Company.

         12.3 Termination by Company for Cause. Company may terminate this Agreement by written notice to the Adviser, Funds and Distributors in the event that (a) any of the Fund shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; (b) the Funds cease to qualify as Regulated Investment Companies under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Funds may fail to so qualify; or (c) a Fund fails to meet the diversification requirements specified in Section 6.4(a).

         12.4 Termination by any Party. This Agreement may be terminated as to any Fund by any Party at any time (a) by giving 30 days' written notice to the other Parties in the event of a material breach of this Agreement by the other Party or Parties that is not cured during such 30-day period, and (b) (i) upon institution of formal proceedings relating to the legality of the terms and conditions of this Agreement against the Account, Company, any Designee, the Funds, Adviser or Distributors by the NASD, the SEC or any other regulatory body provided that the terminating Party has a reasonable belief that the institution of formal proceedings is not without foundation and will have a material adverse impact on the terminating Party, (ii) by the non-assigning Party upon the assignment of this Agreement in contravention of the terms hereof, or (iii) as is required by law, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating Party.

         12.5 Limit on Termination. Notwithstanding the termination of this Agreement with respect to any or all Funds, for so long as any Contracts remain outstanding and invested in a Fund each Party to this Agreement shall continue to perform such of its duties under this Agreement as are necessary to ensure the continued tax deferred status thereof and the payment of benefits thereunder, except to the extent proscribed by law, the SEC or other regulatory body. Notwithstanding the foregoing, nothing in this Section 12.5 obligates a Fund to continue in existence. In the event that any Fund elects to terminate its operations, the Company shall, as soon as practicable, obtain an exemptive order or order of substitution from the SEC to remove all Owners from the applicable Fund.

13.      Notices.

         All notices under this Agreement shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the respective Parties as follows:

                  If to Strong Variable:

                           Strong Variable Insurance Funds, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI  53051
                           Attention: General Counsel
                           Facsimile No.:  414/359-3948

                  If to Opportunity Fund II:

                           Strong Opportunity Fund II, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI  53051
                           Attention: General Counsel
                           Facsimile No.:  414/359-3948

                  If to Adviser:

                           Strong Capital Management, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI  53051
                           Attention: General Counsel
                           Facsimile No.:  414/359-3948

                  If to Distributors:

                           Strong Investments, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI  53051
                           Attention: General Counsel
                           Facsimile No.:  414/359-3948

                  If to Company:

                           Annuity Investors Life Insurance Company
                           250 East Fifth Street, 9th Floor
                           Cincinnati, OH  45202
                           Attention: Mark F. Muething
                           Facsimile No.:  (513) 357-3397

14.      Miscellaneous.

         14.1. Captions. The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

         14.2. Enforceability. If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         14.3. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         14.4. Remedies not Exclusive. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties to this Agreement are entitled to under state and federal laws.

         14.5. Confidentiality. Subject to the requirements of legal process and regulatory authority, the Funds and Distributors shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company to this Agreement and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

         14.6. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Wisconsin applicable to agreements fully executed and to be performed therein; exclusive of conflicts of laws.

         14.7. Survivability. Sections 6, 7.2, 7.3, 7.4, 9, 11 and 12.5 hereof shall survive termination of this Agreement. In addition, all provisions of this Agreement shall survive termination of this Agreement in the event that any Contracts are invested in a Fund at the time the termination becomes effective and shall survive for so long as such Contracts remain so invested.

         14.8. Amendment and Waiver. No modification of any provision of this Agreement will be binding unless in writing and executed by the Party to be bound thereby. No waiver of any provision of this Agreement will be binding unless in writing and executed by the Party granting such waiver. Notwithstanding anything in this Agreement to the contrary, the Adviser may unilaterally amend Exhibit A to this Agreement to add additional series of Strong Variable Funds ("New Funds") as Funds by sending to the Company a written notice of the New Funds. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

         14.9. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the Parties may be assigned by any Party without the written consent of the other Parties or as expressly contemplated by this Agreement.

         14.10. Entire Agreement. This Agreement contains the full and complete understanding between the Parties with respect to the transactions covered and contemplated under this Agreement, and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof, whether oral or written, express or implied.

         14.11. Relationship of Parties; No Joint Venture, Etc. Except for the limited purpose provided in Section 3.8, it is understood and agreed that the Company and each of its Designees shall be acting as an independent contractor and not as an employee or agent of the Adviser, Distributors or the Funds, and none of the Parties shall hold itself out as an agent of any other Party with the authority to bind such Party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among any of the Company, any Designees, Funds, Adviser, or Distributors.

         14.12. Expenses. All expenses incident to the performance by each Party of its respective duties under this Agreement shall be paid by that Party.

         14.13. Time of Essence. Time shall be of the essence in this Agreement.

         14.14. Non-Exclusivity. Each of the Parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the Parties is free to enter into similar agreements and arrangements with other entities.

         14.15. Operations of Funds. In no way shall the provisions of this Agreement limit the authority of the Funds, the Adviser or Distributors to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its shares. In no way shall the provisions of this Agreement limit the authority of the Company to take such action as it may deem appropriate or advisable in connection with all matters relating to the provision of Services or the shares of funds other than the Funds offered to the Account.

                          GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK


                          ----------------------------------------
                          By: Mark F. Muething
                          Title:  Senior Vice President


                          STRONG CAPITAL MANAGEMENT, INC.


                          --------------------------------------
                          Stephen J. Shenkenberg, Vice President

                          STRONG INVESTMENTS, INC.


                          --------------------------------------
                          Stephen J. Shenkenberg, Vice President

                          STRONG VARIABLE INSURANCE FUNDS, INC. on behalf of the Designated Portfolios


                          ----------------------------------------
                          Stephen J. Shenkenberg, Vice President

                          STRONG OPPORTUNITY FUND II, INC.


                          ----------------------------------------
                          Stephen J. Shenkenberg, Vice President

                                    EXHIBIT A

The following is a list of Designated Portfolios under this Agreement:

Strong Opportunity Fund II
Strong Mid Cap Growth Fund II

                                    EXHIBIT B
                                  The Services

                  Company or its Designees shall perform the following services. Such services shall be the responsibility of the Company and shall not be the responsibility of the Funds, Adviser or Distributors.

         1. Maintain separate records for each Account, which records shall reflect Fund shares ("Shares") purchased and redeemed, including the date and price for all transactions, Share balances, and the name and address of each Owner, including zip codes and tax identification numbers.

         2. Credit contributions to individual Owner accounts and invest such contributions in shares of the Funds to the extent so designated by the Owner.

         3. Disburse or credit to the Owners, and maintain records of, all proceeds of redemptions of Fund shares and all other distributions not reinvested in shares.

         4. Prepare and transmit to the Owners, periodic account statements showing, among other things, the total number of Fund shares owned as of the statement closing date, purchases and redemptions of shares during the period covered by the statement, the net asset value of the Funds as of a recent date, and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in shares).

         5. Transmit to the Owners, as required by applicable law, prospectuses, proxy materials, shareholder reports, and other information provided by the Adviser, Distributors or Funds and required to be sent to shareholders under the Federal securities laws.

         6. Transmit to Distributors purchase orders and redemption requests placed by the Account and arrange for the transmission of funds to and from the Funds.

         7. Transmit to Distributors such periodic reports as Distributors shall reasonably conclude is necessary to enable the Funds to comply with applicable Federal securities and state Blue Sky requirements.

         8. Transmit to each Account confirmations of purchase orders and redemption requests placed by each Account.

         9. Maintain all account balance information for the Account and daily and monthly purchase summaries expressed in shares and dollar amounts.

         10. Prepare, transmit and file any Federal, state and local government reports and returns as required by law with respect to each account maintained on behalf of the Account.

         11. Respond to Owners' inquiries regarding, among other things, share prices, account balances, dividend options, dividend amounts, and dividend payment dates.

                         Schedule C--Account Information


1.   Entity in whose name each Account will be opened:  ________________________
     Mailing address:                                   ________________________
                                                        ========================

2.   Employer ID number (For internal usage only):      ________________________

3. Authorized contact persons: The following persons are authorized on behalf of the Company to effect transactions in each Account:

Name:____________________________            Phone:____________________________
Name:____________________________            Phone:____________________________
Name:____________________________            Phone:____________________________
Name:____________________________            Phone:____________________________


4. Will the Accounts have telephone exchange? ____ Yes ____ No (This option lets Company redeem shares by telephone and apply the proceeds for purchase in another identically registered Account.)

5. Will the Accounts have telephone redemption? ____ Yes ____ No (This option lets Company sell shares by telephone. The proceeds will be wired to the bank account specified below.)

6. All dividends and capital gains will be reinvested automatically.

7.   Instructions for all outgoing wire transfers:______________________________
================================================================================
--------------------------------------------------------------------------------

8. If this Account Information Form contains changed information, the undersigned authorized officer has executed this amended Account Information Form as of the date set forth below and acknowledges the agreements and representations set forth in the Services Agreement between the Company, Strong Capital Management, Inc. and Strong Investments, Inc.

9. Company certifies under penalty of perjury that:

         (i) The number shown on this form is the correct Employer ID number (or that Company is waiting to be issued an Employer ID number), and

         (ii) Company is not subject to backup withholding because (a) Company is exempt from backup withholding, or (b) Company has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Company that it is no longer subject to backup withholding.

(Cross out (ii) if Company has been notified by the IRS that it is subject to backup withholding because of underreporting interest or dividends on its tax return.)

         The IRS does not require Company's consent to any provision of this document other than the certifications required to avoid backup withholding.


     ---------------------------------          --------------------------------
     (Signature of Authorized Officer)                       (Date)

(Company shall inform Adviser and Distributors of any changes to information provided in this Account Information Form pursuant to Section 13 of the Agreement.)

Please Note: Distributors employs reasonable procedures to confirm that instructions communicated by telephone are genuine and may not be liable for losses due to unauthorized or fraudulent instructions. Please see the prospectus for the applicable Fund for more information on the telephone exchange and redemption privileges.

                                   Schedule D

                          Billing and Count Information


1.       Contact person to receive administrative fees:

         Name:    _________________________________
         Title:   _________________________________
         Company Name:_____________________________
         Address: _________________________________
         City, State, Zip:_________________________
         Phone Number:_____________________________
         Fax Number:_______________________________
         E-mail address:___________________________


2. Contact person that will furnish participant/shareholder counts:

         Name:    _________________________________
         Title:   _________________________________
         Company Name:_____________________________
         Address: _________________________________
         City, State, Zip:_________________________
         Phone Number:_____________________________
         Fax Number:_______________________________
         E-mail address:___________________________

                                           July 12, 1999

Great American Life Insurance Company
250 East Fifth Street, 9th Floor
Cincinnati, OH  45202
Attn:  Mr. Mark Muething


    Re: Fee Letter Relating to the Great American Life Insurance Company of New York Participation Agreement.

Dear Mr. Muething:

         Pursuant to the Participation Agreement by and among Strong Capital Management, Inc. ("Strong"), Great American Life Insurance Company of New York(the "Company"), Strong Variable Insurance Funds, Inc., Strong Opportunity Fund II, Inc. and Strong Investments, Inc. ("Distributors") dated ___________, 1999 (the "Participation Agreement"), the Company will provide certain administrative services on behalf of the registered investment companies or series thereof specified in Exhibit A (each a "Fund" and collectively the "Funds").

         In recognition of the reduction in administrative expenses that derives from the performance of said administrative services, Strong agrees to pay the Company the fee specified below for each Fund specified in Exhibit A to this Agreement.

                  (a) For average  aggregate amounts (as calculated in paragraph
         (b), below) invested through variable insurance products issued by the Company with the Funds, the monthly fee shall equal the percentage (calculated in paragraph (b), below) of the applicable annual fee for each Fund specified in Exhibit A.

                  (b) For purposes of computing the fee contemplated in paragraph (a) above, Strong shall calculate and pay to the Company an amount with respect to each Fund equal to the product of: (a) the product of (i) the number of calendar days in the applicable month divided by the number of calendar days in that year (365 or 366 as applicable) and (ii) the applicable percentage specified in Exhibit A, to this Agreement, multiplied by (b) the average daily market value of the investments held in such Fund pursuant to the Participation Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of shares held) on each day during the calendar month and dividing by the total number of days during such month.

                  (c) Strong shall calculate the amount of the payment to be made pursuant to this Letter Agreement at the end of each calendar month and will make such payment to the Company within 30 days after receiving the report referenced in paragraph (e), below. Fees will be paid, at Strong's election, by wire transfer or by check. All payments under this Agreement shall be considered final unless disputed by the Company in writing within 60 days of receipt.

                  (d) The parties agree that the fees contemplated herein are solely for shareholder servicing and other administrative services provided by the Company and do not constitute payment in any manner for investment advisory, distribution, trustee, or custodial services.

                  (e) The Company agrees to provide Strong by the 15th day of each month with a report which indicates the number of Owners that hold through a Contract interests in each Account as of the last day of the prior month.

                  (f) If requested in writing by Strong, and at Strong's expense, the Company shall provide to Strong, by February 14th of each year, a "Special Report" from a nationally recognized accounting firm reasonably acceptable to Strong which substantiates for each month of the prior calendar year: (a) the number of Owners that hold, through an Account, interests in each Account maintained by the Company on the last day of each month which held shares for which the fee provided for in this Letter Agreement was received by the Company, (b) that any fees billed to Strong for such month were accurately determined in accordance with this Letter Agreement, and (c) such other information in connection with this Agreement and the Participation Agreement as may be reasonably requested by Strong.

                  (g) The parties to the Participation Agreement agree that Strong may unilaterally amend Schedule A to the Participation Agreement to add additional investment companies or series thereof ("New Funds") as Funds subject to the provisions of this Letter Agreement by sending to the Company a written notice of the New Funds and indicating therein the fees to be paid to the Company with respect to the administrative services provided pursuant to the Participation Agreement in connection with such New Funds.

                  (h) The obligation to pay the fees specified in this Letter Agreement shall survive the termination of the Participation Agreement for a period of one year from the date of termination, provided that Company continues to provide Services to the Owners with respect to those assets invested in the Funds and provided that the Participation Agreement has not been terminated because of an event described in Sections 12.2, 12.3 or 12.4 of the Participation Agreement. Company agrees that in the event of termination it will provide the Adviser with any reports and certificates as requested by the Adviser to determine that the continued payment of fees has been calculated in accordance with this Letter Agreement.

                  (i) Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Participation Agreement.

         If you are in agreement with the foregoing, please sign and date below where indicated and return one copy of this signed letter agreement to me.

                                          Very truly yours,


                                          Stephen J. Shenkenberg
                                          Strong Capital Management, Inc.


Accepted and agreed to as of _________, 1999.

Great American Life Insurance Company of New York


----------------------------------------
By: Mark F. Muething
Title:  Senior Vice President

                             EXHIBIT A to Fee Letter

The Funds subject to this Agreement and applicable annual fees are as follows:

                  Fund                                      Annual Fee

         Strong Opportunity Fund II, Inc.                      0.20%
         Strong Variable Insurance Funds, Inc.
                Strong Mid Cap Growth Fund II                  0.20%

                             PARTICIPATION AGREEMENT

                                      Among

                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                            INVESCO FUNDS GROUP, INC.

                                       and

                GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

         THIS AGREEMENT, made and entered into this 16th day of August, 1999 by and among GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK, (hereinafter the "Insurance Company"), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), INVESCO VARIABLE INVESTMENT FUNDS, INC., a Maryland corporation (the "Company") and INVESCO FUNDS GROUP, INC. ("INVESCO"), a Delaware corporation.

         WHEREAS, the Company engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable annuity and life insurance contracts to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Company is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Company has obtained an order from the Securities and Exchange Commission (the "Commission"), dated December 29, 1993 (File No. 812-8590), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Company to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (the "Mixed and Shared Funding Exemptive Order"); and

         WHEREAS, the Company is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, INVESCO is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law and as a broker dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Insurance Company has registered under the 1933 Act, or will register under the 1933 Act, certain variable annuity contracts identified by the form number(s) listed on Schedule B to this Agreement, as amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"); and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

         WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Funds on behalf of the Accounts to fund the Contracts and INVESCO is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

         NOW,  THEREFORE,   in  consideration  of  their  mutual  promises,  the
Insurance Company, the Company and INVESCO agree as follows:

ARTICLE I.  Sale of Company Shares

         1.1. INVESCO agrees to sell to the Insurance Company those shares of the Company which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Company or its designee of the order for the shares of the Company. For purposes of this Section 1.1, the Insurance Company shall be the designee of the Company for receipt of such orders from the Accounts and receipt by such designee shall constitute receipt by the Company; provided that the Company receives notice of such order by 9:00 a.m., Mountain Time, on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Company calculates its net asset value pursuant to the rules of the Commission.

         1.2. The Company agrees to make its shares available for purchase at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Company calculates its Funds' net asset values pursuant to rules of the Commission and the Company shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the board of directors of the Company (hereinafter the "Board") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund.

         1.3. The Company and INVESCO agree that shares of the Company will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

         1.4. The Company and INVESCO will not sell Company shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.1, 3.4, 3.5 and Article VII of this Agreement is in effect to govern such sales.

         1.5. The Company agrees to redeem, on the Insurance Company's request, any full or fractional shares of the Company held by the Insurance Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Company or its designee of the request for redemption. For purposes of this Section 1.5, the Insurance Company shall be the designee of the Company for receipt of requests for redemption from each Account and receipt by that designee shall constitute receipt by the Company; provided that the Company receives notice of the request for redemption by 9:00 a.m., Mountain Time, on the next following Business Day.

         1.6. The Insurance Company agrees to purchase and redeem the shares of each Fund offered by the then-current prospectus of the Company in accordance with the provisions of that prospectus.

         1.7. The Insurance Company shall pay for Company shares by 9:00 a.m., Mountain Time, on the next Business Day after an order to purchase Company shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For the purpose of Sections 2.10 and 2.11, upon receipt by the Company of the federal funds so wired, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Company. Payment of aggregate redemption proceeds (aggregate redemptions of a Fund's shares by an Account) ordinarily will be made by wiring federal funds to the Insurance Company on the next Business Day after receipt of the redemption request, but in any event within seven days after receipt of the redemption request. Notwithstanding the foregoing, in the event that one or more Funds has insufficient cash on hand to pay aggregate redemptions on the next Business Day, and if such Fund has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one Business Day, but in no event more than seven calendar days, after the date on which the redemption order is received, unless otherwise permitted by an order of the Commission under Section 22(e) of the 1940 Act), the Company shall be permitted to delay sending redemption proceeds to the Insurance Company by the same number of days that the Company is delaying sending redemption proceeds to the other shareholders of the Fund.

         Redemptions of up to the lesser of $250,000 or 1% of the net asset value of the Fund whose shares are to be redeemed in any 90-day period will be made in cash. Redemptions in excess of that amount in any 90-day period may, in the sole discretion of the Company, be in-kind redemptions, with the securities to be delivered in payment of redemptions selected by the Company and valued at the value assigned to them in computing the Fund's net asset value per share, provided that (i) such in-kind redemptions are permitted under applicable provisions of the 1940 Act and (ii) the Company at such time utilizes in-kind redemptions under this Section 1.7 with respect to other Participating Insurance Companies with redemptions in excess of $250,000 within any 90-day period.

         1.8. Issuance and transfer of the Company's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Company will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.9. The Company shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company of any income, dividends or capital gain distributions payable on the Funds' shares. The Insurance Company hereby elects to receive all income dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Company shall notify the Insurance Company of the number of shares issued as payment of dividends and distributions.

         1.10. The Company shall make the net asset value per share for each Fund available to the Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available via facsimile by 5:00 p.m., Mountain Time.

ARTICLE II.  Representations and Warranties

         2.1. The Insurance Company represents and warrants that the Contracts are, or will be, registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. The Insurance Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under New York Insurance Law Section 4240 and has registered, or prior to any issuance or sale of the Contracts will register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         2.2. The Company represents and warrants that Company shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sale in compliance with the laws of the State of Maryland and all applicable federal securities laws and that the Company is and shall remain registered under the 1940 Act. The Company shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Company shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Company or INVESCO.

         2.3. The Company represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain that qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.4. The Insurance Company represents and warrants that the Contracts are currently treated as annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Company and INVESCO immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5. The Company currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Company undertakes to have a board of directors, a majority of whom are not interested persons of the Company, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         2.6. The Company makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

         2.7. INVESCO represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the Commission. INVESCO further represents that it will sell and distribute the Company shares in accordance with the laws of the State of New York and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.8. The Company represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

         2.9. INVESCO represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it shall perform its obligations for the Company in compliance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

         2.10. The Company and INVESCO represent and warrant that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities dealing with the money and/or securities of the Company are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Company in an amount not less than the minimum coverage required currently by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.11. The Insurance Company represents and warrants that all of its officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company, in an amount not less than the minimum coverage required currently for entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions or may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Insurance Company further represents and warrants that the employees of Insurance Company, or such other persons designated by Insurance Company, listed on Schedule C have been authorized by all necessary action of Insurance Company to give directions, instructions and certifications to the Company and INVESCO on behalf of Insurance Company. The Company and INVESCO are authorized to act and rely upon any directions, instructions and certifications received from such persons unless and until they have been notified in writing by the Insurance Company of a change in such persons, and the Company and INVESCO shall incur no liability in doing so.

         2.12. The Insurance Company represents and warrants that it will not purchase Company shares with Account assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

         3.1. INVESCO shall provide the Insurance Company (at the Insurance Company's expense) with as many copies of the Company's current prospectus as the Insurance Company may reasonably request. If requested by the Insurance Company in lieu thereof, the Company shall provide such documentation (including a final copy of the new prospectus as set in type at the Company's expense) and other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Company is amended) to have the prospectus for the Contracts and the Company's prospectus printed together in one document (at the Insurance Company's expense).

         3.2. The Company's prospectus shall state that the Statement of Additional Information for the Company (the "SAI") is available from INVESCO (or in the Company's discretion, the Prospectus shall state that the SAI is available from the Company), and INVESCO (or the Company), at its expense, shall print and provide the SAI free of charge to the Insurance Company and to any owner of a Contract or prospective owner who requests the SAI.

         3.3. The Company, at its expense, shall provide the Insurance Company with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners.

         3.4. If and to the extent required by law, the Insurance Company shall:

                  (i)      solicit voting instructions from Contract owners;

                  (ii)     vote  the   Company   shares   in   accordance   with
                           instructions received from Contract owners; and

                  (iii) vote Company shares for which no instructions have been received in the same proportion as Company shares of such portfolio for which instructions have been received:

so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Company shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Company calculates voting privileges in a manner consistent with the standards set forth on Schedule D attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies. The Insurance Company shall fulfill its obligations under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order.

         3.5. The Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Company will either provide for annual meetings (except insofar as the Commission may interpret
Section 16 of the 1940 Act not to require such meetings) or, as the Company currently intends, comply with Section 16(c) of the 1940 Act (although the Company is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Company will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.  Sales Material and Information

         4.1. The Insurance Company shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, a sub-adviser of one of the

Funds, or INVESCO is named, at least fifteen calendar days prior to its use. No such material shall be used if the Company or its designee objects to such use within ten calendar days after receipt of such material.

         4.2. The Insurance Company shall not give any information or make any representations or statements on behalf of the Company or concerning the Company in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Company's shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Company, or in sales literature or other promotional material approved by the Company or its designee or by INVESCO, except with the permission of the Company or INVESCO.

         4.3. The Company, INVESCO, or its designee shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company and/or its separate account(s), is named at least fifteen calendar days prior to its use. No such material shall be used if the Insurance Company or its designee object to such use within ten calendar days after receipt of that material.

         4.4. The Company and INVESCO shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as that registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company.

         4.5. The Company will provide to the Insurance Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Company or its shares, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

         4.6.  The  Insurance  Company  will provide to the Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no action letter, and any amendment to any of the above, that relates to the Contracts or the Account, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

         4.7. For purposes of this Agreement, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

         4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested. Company agrees that Insurance Company shall have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of the Ohio Department of Insurance. However, Company and INVESCO shall own and control all of their respective records pertaining to their performance of the services under this Agreement.

ARTICLE V.  Fees and Expenses

         5.1. The Company and INVESCO shall pay no fee or other compensation to the Insurance Company under this agreement, except that if the Company or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then INVESCO may make payments to the Insurance Company if and in amounts agreed to by INVESCO in writing, subject to review by the board of directors of the Company. No such payments shall be made directly by the Company.

         5.2. All expenses incident to performance by the Company under this Agreement shall be paid by the Company. The Company shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Company or INVESCO, in accordance with applicable state laws prior to their sale. The Company shall bear the expenses for the cost of registration and qualification of the Company's shares, preparation and filing of the Company's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Company's shares.

         5.3. The Insurance Company shall bear the expenses of printing and distributing to Contract owners the Contract prospectuses and of distributing to Contract owners the Company's prospectus, proxy materials and reports.

ARTICLE VI.  Diversification

         6.1. The Company will, at the end of each calendar quarter, comply with
Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation.

ARTICLE VII.  Potential Conflicts

         7.1. The Board will monitor the Company for the existence of any material irreconcilable conflict between the interests of the variable contract owners of all separate accounts investing in the Company. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The Board shall promptly inform the Insurance Company if it determines that an irreconcilable material conflict exists and the implications thereof. The Board shall have sole authority to determine whether an irreconcilable material conflict exists and such determination shall be binding upon the Insurance Company.

         7.2 The Insurance Company will report promptly any potential or existing conflicts of which it is aware to the Board. The Insurance Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by Insurance Company with a view only to the interests of the Contract owners.

         7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Company, INVESCO, or any sub-adviser to any of the Funds (the "Independent Directors"), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Company or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Company, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account and obtaining approval thereof by the Commission.

         7.4. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Company's election, to withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Company gives written notice that this provision is being implemented, and until the end of that six month period INVESCO and the Company shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Company.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account within six months after the Board informs the Insurance Company in writing that it has determined that the state insurance regulator's decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six month period, INVESCO and the Company shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Company.

         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts. The Insurance Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw the Account's investment in the Company and terminate this Agreement within six (6) months after the Board informs the Insurance Company in writing of the foregoing determination, provided, however, that the withdrawal and termination shall be limited to the extent required by the material irreconcilable conflict, as determined by a majority of the Independent Directors.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Company and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent those rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in the Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

         8.1.  Indemnification By The Insurance Company

         8.1(a). The Insurance Company agrees to indemnify and hold harmless the Company and each director of the Board and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Company's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Company by or on behalf of the Company for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Company;

                  (ii)   arise  out  of  or  as  a  result  of   statements   or
                  representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Company not supplied by the Insurance Company, or persons under its control) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Company Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Insurance Company: or

                  (iv) arise as a result of any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

         8.1(b). The Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from that Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of that Indemnified Party's duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable.

         8.1(c). The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of the action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Company, the Insurance Company shall not have the right to assume said defense, but shall pay the reasonable costs and expenses thereof (except that in no event shall the Insurance Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Insurance Company to the Indemnified Party of the Insurance Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d). The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Company's shares or the Contracts or the operation of the Company.

         8.2.  Indemnification by INVESCO

         8.2(a). INVESCO agrees to indemnify and hold harmless the Insurance Company and each of its directors and officers and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including reasonable amounts paid in settlement with the written consent of INVESCO) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Company's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to INVESCO or the Company by or on behalf of the Insurance Company for use in the registration statement or prospectus for the Company or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Company shares: or

                  (ii)   arise  out  of  or  as  a  result  of   statements   or
                  representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by INVESCO or persons under its control) or wrongful conduct of the Company, INVESCO or persons under their control, with respect to the sale or distribution of the Contracts or shares of the Company; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Company; or

                  (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by INVESCO in this Agreement or arise out of or result from any other material breach of this Agreement by INVESCO; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         8.2(b) INVESCO shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company or the Account, whichever is applicable.

         8.2(c) INVESCO shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified INVESCO in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve INVESCO of its obligations hereunder except to the extent that INVESCO has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify INVESCO of any such claim shall not relieve INVESCO from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, INVESCO will be entitled to participate, at its own expense, in the defense thereof. INVESCO also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to INVESCO, INVESCO shall not have the right to assume said defense, but shall pay the reasonable costs and expenses thereof (except that in no event shall INVESCO be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from INVESCO to the Indemnified Party of INVESCO's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and INVESCO will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d) The Insurance Company agrees to notify INVESCO promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

         8.3  Indemnification By the Company

         8.3(a). The Company agrees to indemnify and hold harmless the Insurance Company, and each of its directors and officers and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith, willful misconduct, or reckless disregard of duty of the Board or any member thereof, are related to the operations of the Company and:

                  (i) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

                  (ii) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by, and in accordance with the provisions of, Sections 8.3(b) and 8.3(c) hereof.

         8.3(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company, the Company, INVESCO or the Account, whichever is applicable.

         8.3(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations hereunder except to the extent that the Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company will be entitled to participate, at its own expense, in the defense thereof. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Company to the Indemnified Party of the Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d). The Insurance Company and INVESCO agree promptly to notify the Company of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Company.

ARTICLE IX.  Applicable Law

         9.1.  This  Agreement   shall  be  construed  and   provisions   hereof
interpreted under and in accordance with the laws of the State of Colorado.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  Termination

         10.1. This Agreement shall terminate:

                  (a) at the option of any party upon one year advance written notice to the other parties; provided, however such notice shall not be given earlier than one year following the date of this Agreement; or

                  (b) at the option of the Insurance Company to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Company, provided however, that such a termination shall apply only to the Fund(s) not reasonably available. Prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Company; or

                  (c) at the option of the Company in the event that formal administrative proceedings are instituted against the
                  Insurance Company by the NASD, the Commission, an insurance commissioner or any other regulatory body regarding the Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Company's shares, and the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement; or

                  (d) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Company or INVESCO by the NASD, the Commission, or any state securities or insurance department or any other regulatory body, and the Insurance Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company or INVESCO to perform its obligations under this Agreement; or

                  (e) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Insurance Company will give at least 30 days' prior written notice to the Company of the date of any proposed vote to replace the Company's shares; or

                  (f) at the option of the Insurance Company, in the event any of the Company's shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or

                  (g) at the option of the Insurance Company, if the Company ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Company may fail to so qualify; or

                  (h) at the option of the Insurance Company, if the Company fails to meet the diversification requirements specified in
                  Article VI hereof; or

                  (i) at the option of either the Company or INVESCO, if (1) the Company or INVESCO, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Company or INVESCO, (2) the Company or INVESCO shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Company or INVESCO shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

                  (j) at the option of the Insurance Company, if (1) the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Company or INVESCO has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Company, (2) the Insurance Company shall notify the Company and INVESCO in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Company and/or INVESCO and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination.

         10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

         10.3 Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

                  (a) in the event that any termination is based upon the provisions of Article VII, or the provisions of Section 10.1(a), 10.1(i), or 10.1(j) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

                  (b) in the event that any termination is based upon the provisions of Section 10.1(c) or 10.1(d) of this Agreement, the prior written notice shall be given at least ninety (90) days before the effective date of termination.

         10.4. Effect of Termination. Notwithstanding any termination of this Agreement, the Company and INVESCO shall at the option of the Insurance Company, continue to make available additional shares of the Company pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Company, redeem investments in the Company and/or invest in the Company upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.

         10.5. The Insurance Company shall not redeem Company shares attributable to the Contracts (as opposed to Company shares attributable to the Insurance Company's assets held in the Account) except (i) as necessary to implement Contract-owner-initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption"). Upon request, the Insurance Company will promptly furnish to the Company and INVESCO the opinion of counsel for the Insurance Company (which counsel shall be reasonably satisfactory to the Company and INVESCO) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.

ARTICLE XI.  Notices.

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.

         If to the Company:
           P.O. Box 173706
           Denver, Colorado  80217-3706
           Attention:  General Counsel

         If to the Insurance Company:
           250 East Fifth Street
           Cincinnati, Ohio 45202
           Attention: General Counsel

         If to INVESCO:
           P.O. Box 173706
           Denver, Colorado  80217-3706
           Attention: General Counsel

ARTICLE XII.  Miscellaneous

         12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain.

         12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.7. No party may assign this Agreement without the prior written consent of the others.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                    Insurance Company:

                                    GREAT AMERICAN LIFE INSURANCE COMPANY OF
                                    NEW YORK
                                    By its authorized officer,



                                    By:  Mark F. Muething
                                    Title: Senior Vice President
                                    Date: August 16, 1999


                                    Company:

                                    INVESCO VARIABLE INVESTMENT FUNDS, INC.
                                    By its authorized officer,



                                    By:
                                    Title:Treasurer and Chief Financial
                                           and Accounting Officer
                                    Date:


                                    INVESCO:

                                    INVESCO FUNDS GROUP, INC.
                                    By its authorized officer,



                                    By:
                                    Title:Senior Vice President and
                                       Treasurer
                                    Date:

                                   Schedule A
                                    Accounts


Name of Account            Date of Resolution of Insurance Company's Board which
                           Established the Account


GALIC of New York
Separate Account I                                May 7, 1999

                                   Schedule B
                                    Contracts

1. Contract Form

     NY3332G99        Group Deferred Variable Annuity Contract
     NY3342G99        Group Deferred Variable Annuity Contract
     NY3352G99        Group Deferred Variable Annuity Contract

     NY3382NQ99       Individual Nonqualified Deferred Variable Annuity Contract
     NY3383Q99        Individual Qualified Deferred Variable Annuity Contract
     NY3384NQ99       Individual Nonqualified Deferred Variable Annuity Contract
     NY3385Q99        Individual Qualified Deferred Variable Annuity Contract
     NY3386NQ99       Individual Nonqualified Deferred Variable Annuity Contract
     NY3387Q99        Individual Qualified Deferred Variable Annuity Contract

                                   Schedule C
       Persons Authorized to Give Instructions to the Company and INVESCO


         NAME                                       ADDRESS AND PHONE NUMBER

(1)____Brian Sponaugle               __   _250 E. Fifth St., Cincinnati, OH  45202______
       ------------------------------                 ---------------------------------------
   Print or Type Name

   ____________________________________     Phone:____513/412-2931__________________
   Signature


(2)_____Todd Gayhart___________________     _250 E. Fifth St., Cincinnati, OH  45202______
   Print or Type Name

   ____________________________________     Phone:_____513/412-2932________________
   Signature


(3)____John Burress_____________________    _250 E. Fifth St., Cincinnati, OH  45202______
   Print or Type Name

   ____________________________________     Phone:___513/412-3194__________________
   Signature


(4)____Scott Soudrette___________________   _250 E. Fifth St., Cincinnati, OH  45202______
   Print or Type Name

   ____________________________________     Phone:____513/412-2938________________
   Signature

                                   Schedule D
                             PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Company by INVESCO, the Company and the Insurance Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Insurance Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Insurance Company by INVESCO as early as possible before the date set by the Company for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time INVESCO will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Insurance Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts of the Record Date.

         Note: The number of proxy statements is determined by the activities described in Step #2. The Insurance
                           Company will use its best efforts to call in the number of Customers to INVESCO, as soon as possible, but no later than one week after the Record Date.

3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Insurance Company by the Company. The Insurance Company, at its expense, shall produce and personalize the Voting Instruction cards. The Legal Department of INVESCO ("INVESCO Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
             a.  name (legal name as found on account registration)
             b.  address
             c.  Fund or account number
             d.  coding to state number of units
             e.  individual Card number for use in tracking and
              verification of votes (already on Cards as printed by the Company).
         (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, INVESCO Legal will develop, produce, and the Company will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to customers by Insurance Company will include:
             a.  Voting Instruction Card(s)

             b.  One proxy notice and statement (one document)

             c.  Return  envelope  (postage   pre-paid  by  Insurance   Company)
                 addressed to the Insurance Company or its tabulation agent

             d. "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Company.)

             e. Cover letter - optional, supplied by Insurance Company and reviewed and approved in advance by INVESCO Legal.

5. The above contents should be received by the Insurance Company approximately 3-5 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to INVESCO Legal.

6. Package mailed by the Insurance Company.
         * The Company must allow at least a 15-day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

          Note:  Postmarks  are  not  generally  needed.   A  need for  postmark
                 information would be due to an insurance company's internal procedure.

8. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

9. There are various control procedures used to ensure proper tabulation of votes and accuracy of the tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

10. The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Company receives the tabulations stated in terms of a percentage and the number of shares.) INVESCO Legal must review and approve tabulation format.

11. Final tabulation in shares is verbally given by the Insurance Company to INVESCO Legal on the morning of the meeting not later than 10:00 a.m. Denver time. INVESCO Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

12. A Certificate of Mailing and Authorization to Vote Shares will be required from the Insurance Company as well as an original copy of the final vote. INVESCO Legal will provided a standard form for each Certification.

13. The Insurance Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, INVESCO Legal will be permitted reasonable access to such Cards.

14. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

August 16, 1999


James F. Lummanick
Vice President/Assistant General Counsel
INVESCO Funds Group, Inc.
7800 East Union Avenue
Denver, Colorado 80237

RE:      INVESCO Variable Investment Funds, Inc. - Participation Agreement

Dear Jim:

This purpose of this letter is to confirm certain financial arrangements between INVESCO Funds Group, Inc. ("INVESCO"), the distributor for the INVESCO Variable Investment Funds, Inc. (the "Company"), and Great American Life Insurance Company of New York ("GALIC of NY") in connection with GALIC of NY's investment in the Company through three of its funds, INVESCO VIF-Equity Income Fund, INVESCO VIF-Total Return Fund and INVESCO VIF-High Yield Fund (individually, a "Fund", collectively, the "Funds").

Administrative services to owners of variable annuity contracts offered by GALIC of NY which are allocated into subaccounts invested in the Company shall be the responsibility of GALIC of NY. GALIC of NY on behalf of its separate accounts will be the sole shareholder of record of Company shares. The Company and INVESCO recognize that they will derive a substantial savings in administrative expense by virtue of having a sole shareholder rather than multiple shareholders.

In consideration of the administrative savings resulting from having a sole shareholder rather than multiple shareholders, INVESCO or its affiliates will pay an administrative service fee to GALIC of NY equal, on an annual basis, to 0.20% per annum of the average aggregate net assets of the INVESCO VIF-Equity Income and INVESCO VIF-Total Return Funds, and a service fee equal, on an annual basis, equal to 0.15% per annum of the average aggregate net assets of the INVESCO VIF-High Yield Fund, in each case on average aggregate net assets attributable to variable annuity contracts offered by GALIC of NY (collectively, "Eligible Contracts").

Such fee will be paid on a monthly basis in arrears. In no event will such fee be paid by the Company, its shareholders, or by the contract holders, and in no event will INVESCO have any responsibility under the Participation Agreement dated August 16, 1999 or this letter to pay any amounts to any third party with respect to GALIC of NY' or the Eligible Contracts' investments in the Funds. Such payments, if any, shall be the responsibility of GALIC of NY. INVESCO's payments to GALIC of NY are for administrative services only and do not constitute payment in any manner for investment advisory services.

INVESCO shall have no obligation to make the above payments until such time as the average net assets of a Fund, together with the average net assets of Annuity Investors Variable Account B, reach $30 million. Beginning at such time, INVESCO will make payments on the average aggregate net assets attributable to the Eligible Contracts that hold investments in such Fund.

These financial arrangements shall continue so long as GALIC of NY holds shares of the Company in its subaccounts and GALIC of NY therefore continues to provide administrative services as set forth above. Please confirm your understanding of this arrangement by having a copy of this letter signed where indicated below by an appropriate officer of INVESCO and return this duplicate copy to me.

Very truly yours,



By:
         Mark F. Muething
         Senior Vice President



INVESCO Funds Group, Inc.



BY:      ____________________________
Name:    Ronald L. Grooms
Title:   Senior Vice President and Treasurer

                          FUND PARTICIPATION AGREEMENT


         THIS AGREEMENT made as of the ____ day of _________, 1999, by and among the PBHG INSURANCE SERIES FUND, INC. ("FUND"), a Maryland corporation, PILGRIM BAXTER & ASSOCIATES, LTD. ("Adviser"), a Delaware corporation, and GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK ("LIFE COMPANY"), a life insurance company organized under the laws of the State of New York.

         WHEREAS, FUND is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "`40 Act"), as an open-end, diversified management investment company; and

         WHEREAS, FUND is organized as a series fund comprised of several Portfolios ("Portfolios"), with those currently available being listed on Appendix A hereto; and

         WHEREAS, FUND was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts ("Separate Accounts") of such life insurance companies ("Participating Insurance Companies"); and

         WHEREAS, FUND may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

         WHEREAS, FUND will apply for an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the `40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the FUND to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"); and

         WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having FUND as one of the underlying funding vehicles for such Variable Contracts; and

         WHEREAS, ADVISER is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended and acts as the FUND's investment adviser; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of FUND to fund the aforementioned Variable Contracts and FUND is authorized to sell such shares to LIFE COMPANY at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, FUND, and ADVISER agree as follows:

                         Article I. SALE OF FUND SHARES

         1.1 FUND agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed on Appendix B for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in FUND's Registration Statement.

         1.2 FUND agrees to sell to LIFE COMPANY those shares of the selected Portfolios of FUND which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by FUND or its designee of the order for the shares of FUND. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of FUND for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by FUND; provided that LIFE COMPANY receives the order by 4:00 p.m. New York time and FUND receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as FUND and LIFE COMPANY may agree in writing) of such order by 8:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which FUND calculates its net asset value pursuant to the rules of the SEC.

         1.3 FUND agrees to redeem on LIFE COMPANY's request, any full or fractional shares of FUND held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by FUND or its designee of the request for redemption, in accordance with the provisions of this agreement and FUND's Registration Statement. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of FUND for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by FUND; provided that LIFE COMPANY receives the request for redemption by 4:00 p.m. New York time and FUND receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as FUND and LIFE COMPANY may agree in writing) of such request for redemption by 8:30 a.m. New York time on the next following Business Day.

         1.4 FUND shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of FUND. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. FUND shall notify LIFE COMPANY or its designee of the number of shares so issued as payment of such dividends and distributions.

         1.5 FUND shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 7:00 p.m. New York time. The FUND shall provide such net asset values to LIFE COMPANY by facsimile transmission or in such other manner as FUND and LIFE COMPANY may agree. If FUND provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

         1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of FUND shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to FUND by LIFE COMPANY by 8:30 a.m. New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

         1.7 If LIFE COMPANY's order requests the purchase of FUND shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to FUND or its designated custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, FUND shall use its best efforts to wire the redemption proceeds to LIFE COMPANY by the next Business Day. In any event, proceeds shall be wired to LIFE COMPANY within three Business Days or such longer period permitted by the '40 Act or the rules, orders or regulations thereunder and FUND shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York Time the same Business Day that LIFE COMPANY transmits the redemption order to FUND.

         1.8 FUND agrees that all shares of the Portfolios of FUND will be sold only to Participating Insurance Companies which have agreed to participate in FUND to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of FUND will not be sold directly to the general public.

         1.9 FUND may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of or liquidate any Portfolio of FUND if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors of the FUND (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.

         1.10 Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY or the Separate

Accounts. Shares ordered from Portfolio will be recorded in appropriate book entry titles for the Separate Accounts.

                   Article II. REPRESENTATIONS AND WARRANTIES

         2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York and that it has or will legally and validly established each Separate Account as a segregated asset account under such laws, and that AAG Securities, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "'34 Act").

         2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the `40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

         2.3 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with applicable state insurance law suitability requirements.

         2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify FUND immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5 FUND represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and FUND shall be registered under the `40 Act prior to and at the time of any issuance or sale of such shares. FUND, subject to Section 1.9 above, shall amend its registration statement under the `33 Act and the `40 Act from time to time as required in order to effect the continuous offering of its shares. FUND shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by FUND.

         2.6 FUND represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

         2.7 FUND represents and warrants that each Portfolio invested in by the Separate Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code, and to qualify for such treatment for each taxable year and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

         2.8. ADVISER represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

                  Article III. PROSPECTUS AND PROXY STATEMENTS

         3.1 FUND shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of FUND. FUND shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

         3.2 At least annually, FUND or its designee shall provide LIFE COMPANY, free of charge, with as many copies of the current prospectus for the shares of the Portfolios as LIFE COMPANY may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. FUND or its designee shall provide LIFE COMPANY, at LIFE COMPANY's expense, with as many copies of the current prospectus for the shares as LIFE COMPANY may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by LIFE COMPANY in lieu thereof, FUND or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus for the FUND shares printed together in one document. The expenses of such printing will be apportioned between (a) LIFE COMPANY and (b) FUND in proportion to the number of pages of the Variable Contract and FUND's prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; FUND to bear the cost of printing the FUND's prospectus portion of such document for distribution only to owners of existing Variable Contracts funded by the FUND's shares and LIFE COMPANY to bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, LIFE COMPANY shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Variable Contracts not funded by the FUND's shares. In the event that LIFE COMPANY requests that FUND or its designee provide FUND's prospectus in a "camera ready" or diskette format, FUND shall be responsible for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g. typesetting expenses), and LIFE COMPANY shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

         3.3 FUND will provide LIFE COMPANY with at least one complete copy of all exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. FUND, at its expense, will provide LIFE COMPANY with as many copies of its proxy statement, annual and semi-annual reports to shareholders as LIFE COMPANY may reasonably require for distribution to existing Variable Contract owners. LIFE COMPANY will provide FUND with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

                           Article IV. SALES MATERIALS

         4.1 LIFE COMPANY will furnish, or will cause to be furnished, to FUND and ADVISER, each piece of sales literature or other promotional material in which FUND or ADVISER is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if FUND or ADVISER reasonably objects to its use in writing within ten (10) Business Days after receipt of such material.

         4.2 FUND and ADVISER will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if LIFE COMPANY reasonably objects to its use in writing within ten (10) Business Days after receipt of such material.

         4.3 FUND and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

         4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of FUND or concerning FUND other than the information or representations contained in a registration statement or prospectus for FUND, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by FUND or its designee, except with the written permission of FUND.

         4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the `40 Act or the '33 Act.

                         Article V. POTENTIAL CONFLICTS

         5.1 The parties acknowledge that FUND will be filing an application with the SEC to request an order granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit FUND shares to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. It is anticipated that the Exemptive Order, when and if issued, shall require FUND and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Section 5. If the Exemptive Order imposes conditions materially different from those provided for in this Section 5, the conditions and undertakings imposed by the Exemptive Order shall govern this Agreement and the parties hereto agree to amend this Agreement consistent with the Exemptive Order. The Fund will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on LIFE COMPANY hereby.

         5.2 The Board will monitor FUND for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of all separate accounts investing in FUND. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of FUND are being managed;
(e) a difference in voting instructions given by Variable Contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.

         5.3 LIFE COMPANY will report any potential or existing conflicts to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the LIFE COMPANY to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of LIFE COMPANY will be carried out with a view only to the interests of the Variable Contract owners.

         5.4 If a majority of the Board or majority of its disinterested Directors, determines that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested
Directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from FUND or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of FUND, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of FUND, to withdraw the Separate Account's investment in FUND, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

         For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will FUND or ADVISER (or any other investment adviser of FUND) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.

         5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

         5.6 No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

                               Article VI. VOTING

         6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the `40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in FUND calculates voting privileges in a manner consistent with other Participating Insurance Companies. LIFE COMPANY will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.

         6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the `40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then FUND, and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

                          Article VII. INDEMNIFICATION

         7.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless FUND, ADVISER and each of their directors, principals, officers, employees and agents and each person, if any, who controls FUND or ADVISER within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Variable Contracts and:

        (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of FUND for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or FUND shares; or

         (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of FUND not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or FUND shares; or

         (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FUND by or on behalf of LIFE COMPANY; or

         (d) arise as a result of any failure by LIFE COMPANY to provide substantially the services and furnish the materials under the terms of this Agreement; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

         7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.4 Indemnification by ADVISER. ADVISER agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of ADVISER which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Variable Contracts and:

        (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of FUND (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to ADVISER or FUND by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for FUND or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or FUND shares; or

        (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by ADVISER or persons under its control) or wrongful conduct of FUND or ADVISER or persons under their control, with respect to the sale or distribution of the Variable Contracts or FUND shares; or

        (c) arise out of any untrue statement or alleged untrue statement of a material fact containedin a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of FUND; or

        (d) arise as a result of (i) a failure by FUND to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or
                 (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

        (e) arise as a result of any failure by FUND or ADVISER to provide substantially the services and furnish the materials under the terms of this Agreement; or

        (f) arise out of or result from any material breach of any representation and/or warranty made by ADVISER in this Agreement or arise out of or result from any other material breach of this Agreement by ADVISER.

         7.5 ADVISER shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

         7.6 ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ADVISER of any such claim shall not relieve ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, ADVISER shall be entitled to participate at its own expense in the defense thereof. ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from ADVISER to such party of ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and ADVISER will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                         Article VIII. TERM; TERMINATION

         8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

         8.2 This Agreement shall terminate in accordance with the following provisions:

               (a) At the option of LIFE COMPANY or FUND at any time from the date hereof upon 60 days' notice, unless a shorter time is agreed to by the parties;

               (b) At the option of LIFE COMPANY, if FUND shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless FUND makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

               (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against FUND by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair FUND's ability to meet and perform FUND's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

               (d) At the option of FUND, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in FUND's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by FUND with said termination to be effective upon receipt of notice;

               (e) In the event FUND's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice;

               (f) At the option of FUND if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if FUND reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

               (g) At the option of LIFE COMPANY, upon FUND's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to FUND;

               (h) At the option of FUND, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of FUND within ten days after written notice of such breach is delivered to LIFE COMPANY;

               (i) At the option of FUND, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

               (j) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, FUND, and ADVISER, termination shall be effective immediately upon such occurrence without notice.

         8.3  Notwithstanding  any  termination  of this  Agreement  pursuant to
Section 8.2 hereof, FUND shall, at the option of LIFE COMPANY, continue to make available additional FUND shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if LIFE COMPANY so elects, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in FUND, redeem investments in FUND and/or invest in FUND upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify FUND and ADVISER whether LIFE COMPANY elects to continue to make FUND shares available after such
termination.   If  FUND  shares   continue  to  be  made  available  after  such
termination, the provisions of this Agreement shall remain in effect and thereafter either FUND or LIFE COMPANY may terminate the Agreement, as so continued pursuant to this Section 8.3, upon sixty (60) days prior written notice to the other party.

         8.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts until thirty (30) days after the LIFE COMPANY shall have notified FUND of its intention to do so.

                               Article IX. NOTICES

         Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

               If to FUND:
                    PBHG Insurance Series Fund, Inc.
                    825 Duportail Road
                    Wayne, PA 19087
                    Attention:   Mr. Brian F. Bereznak

               With a copy to:
                    PBHG Insurance Series Fund, Inc.
                    825 Duportail Road
                    Wayne, PA 19087
                    Attention:  John M. Zerrr, Esq.

               If to the ADVISER:
                    PBHG Insurance Series Fund, Inc.
                    825 Duportail Road
                    Wayne, PA 19087
                    Attention:   Mr. Brian F. Bereznak

               With a copy to:
                    PBHG Insurance Series Fund, Inc.
                    825 Duportail Road
                    Wayne, PA 19087
                    Attention:  John M. Zerr, Esq.

               If to LIFE COMPANY:
                    Great American Life Insurance Company of New York 250 E. Fifth Street
                    Cincinnati, OH  45202
                    Attn:  Mark F. Muething

         Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                            Article X. MISCELLANEOUS

         10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

         10.5 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Directors or officers of FUND or any Portfolio shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with FUND or a Portfolio must look solely to the property of FUND or that Portfolio, respectively, for enforcement of any claims against FUND or that Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with LIFE COMPANY so that it is as if each of the Portfolios had signed a separate Agreement with LIFE COMPANY and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

         10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by FUND, ADVISER and the LIFE COMPANY.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                    PBHG INSURANCE SERIES FUND, INC.


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________



                                     PILGRIM BAXTER & ASSOCIATES, LTD.


                                     By:_____________________________
                                     Name:___________________________
                                     Title:__________________________



                                     GREAT AMERICAN LIFE INSURANCE
                                     COMPANY OF NEW YORK



                                     By:______________________________
                                     Name:    Mark. F. Muething
                                     Title:   Senior Vice President

                                   Appendix A


PBHG Insurance Series Fund, Inc. - Portfolios

PBHG Growth II Portfolio

PBHG Large Cap Growth Portfolio

PBHG Technology & Communications Portfolio

                                   Appendix B



Separate Accounts                        Selected Portfolios

GALIC of New York Separate Account I     PBHG Growth II Portfolio
                                            PBHG Large Cap Growth Portfolio
                                            PBHG Technology & Communications
                                            Portfolio

                                SERVICE AGREEMENT

         THIS SERVICE AGREEMENT (hereinafter called "Agreement") dated February 17, 1999, by and between AMERICAN ANNUITY GROUP, INC and GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK (hereinafter called "GALIC OF NY").

         WHEREAS, AAG and its subsidiaries (hereinafter called "AAG") has extensive experience in the administration of annuity, traditional life, long term care and supplemental health insurance business; and

         WHEREAS, GALIC OF NY is a subsidiary of AAG, and desires that AAG perform certain administrative, accounting and other services (hereinafter called "Services") for GALIC OF NY in its business operations and desires further to make use in its day-to-day operations of certain property, equipment, and facilities (hereinafter called "Facilities") of AAG as GALIC OF NY may request; and

         WHEREAS, AAG and GALIC OF NY contemplate that such an arrangement will achieve certain operating economies and improve Services to the benefit of AAG, GALIC OF NY and GALIC OF NY's policyholders; and

         WHEREAS, AAG and GALIC OF NY wish to assure that all charges for Services and the use of Facilities incurred hereunder are reasonable and in accordance with the requirements of applicable law and regulations and to the extent practicable reflect actual costs and are arrived at in a fair and equitable manner, and that estimated costs, whenever used, are adjusted periodically, to bring them into alignment with actual costs; and

         WHEREAS, AAG and GALIC OF NY wish to identify the Services to be rendered to GALIC OF NY, the Facilities to be used by GALIC OF NY and to provide a method for determining the charges to be made to GALIC OF NY.

         NOW, THEREFORE, in consideration of the premises and of the promises set forth herein, and intending to be legally bound hereby, AAG and GALIC OF NY agree as follows:

1.       PERFORMANCE OF SERVICES AND USE OF FACILITIES.

         AAG agrees to the extent requested by GALIC OF NY to perform such Services for GALIC OF NY as GALIC OF NY determines to be reasonably necessary in the conduct of its business and operations.

         AAG agrees to the extent requested by GALIC OF NY to make available its personnel and Facilities to GALIC OF NY as GALIC OF NY may determine to be reasonably necessary in the conduct of its business and operations, including but not limited to the following functions: policy administration; accounting and auditing services; actuarial; marketing; legal; administrative and other regulatory matters; general corporate matters; contract matters; use of data processing and computer equipment; use of business property, whether owned or leased; and use of communications equipment. It is the intent of the parties that AAG will provide all services which GALIC OF NY requires in connection with its business of marketing, issuing and servicing fixed and variable annuities traditional life products, long term care insurance and supplemental health products, and provide all Facilities needed in connection with such business. Notwithstanding the foregoing, this Agreement is not intended to cover investment services or policy distribution which may be the subject of separate agreements.

         AAG agrees at all times to use its best efforts to maintain sufficient personnel and Facilities of the kind necessary to perform the Services set forth in this Agreement. AAG shall have the right upon thirty (30) days prior written notice to and non-disapproval by the New York Department of Insurance to subcontract with those subsidiaries, affiliates or unrelated third parties (hereinafter "Subcontractors") accepted in writing by GALIC OF NY to perform any Services and provide any personnel and Facilities which AAG is obligated to provide to GALIC OF NY pursuant to this Agreement and in strict accordance with the terms, conditions and limitations contained in this Agreement; provided, however, AAG shall not be relieved of its obligations, or of any liability hereunder to GALIC OF NY arising as a result of any failures of SUBCONTRACTORS to perform. Until changed in accordance with the foregoing, Services shall be provided by AAG.

         (a) CAPACITY OF PERSONNEL; STATUS OF FACILITIES, Whenever AAG utilizes its personnel to perform Services for GALIC OF NY pursuant to this Agreement, such personnel shall at all times remain employees of AAG subject solely to its direction and control and AAG shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations.

         No facility of AAG used in performing Services for or subject to use by GALIC OF NY shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

         (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any Services hereunder which require the exercise of judgment by AAG, AAG shall perform any such Services in accordance with any standards and guidelines GALIC OF NY develops and communicates to AAG. In performing any Services hereunder, AAG shall at all times act in a manner reasonably calculated to be in, or not opposed to, the best interests of GALIC OF NY. AAG shall have no liability for any action taken or omitted by it in furnishing Services and Facilities under this Agreement, in good faith and without gross negligence or willful misconduct.

         (c) CONTROL. The performance of Services by AAG for GALIC OF NY pursuant to this Agreement shall in no way impair the absolute control of the business and operations of AAG or GALIC OF NY by their respective Boards of Directors. AAG shall act hereunder so as to assure the separate operating identity of GALIC OF NY as required pursuant to the laws of the State of New York.

2.  SERVICES.

         The performance of services by AAG under this Agreement with respect to the business and operations of GALIC OF NY shall at all times be subject to the direction and control of the Board of Directors of GALIC OF NY.

         Subject to the foregoing and to the terms and conditions of this Agreement, AAG shall provide to GALIC OF NY, under the general supervision of its Board of Directors the Services set forth below.

         (a) POLICY ADMINISTRATION. AAG shall provide all services in connection with policy administration and policyholder services including: policy issuance, premium processing, loan processing, surrender and annuity processing and policyholder services.

         (b) ACCOUNTING AND AUDITING. AAG shall provide the following accounting services: preparation and maintenance of the financial statements and reports including annual and quarterly statements on both statutory and GAAP basis and tax returns, and processing of the related financial records and transactions of GALIC OF NY. AAG shall also provide such assistance as may be required with respect to tax and auditing services.

         (c) ACTUARIAL. AAG shall provide all actuarial services needed in connection with GALIC OF NY's business including policy design and development and reserve valuation.

         (d) MARKETING. AAG shall provide all marketing services needed in connection with GALIC OF NY's business including market research, development of marketing materials and campaigns and recruitment of agents.

         (e) LEGAL. AAG shall provide all legal services and compliance services needed in connection with GALIC OF NY's business including company licensing, product approval and other regulatory matters.

         (f) ADMINISTRATIVE AND OTHER REGULATORY MATTERS. AAG shall provide all administrative and regulatory services needed in connection with GALIC OF NY's business.

         (g) CORPORATE MATTERS. AAG shall provide services with respect to general corporate matters involving GALIC OF NY.

         (h) POLICY MATTERS. AAG shall provide all services in connection with the development of policies and products to be marketed by GALIC OF NY.

         (i) DATA PROCESSING AND COMPUTER EQUIPMENT. AAG shall provide telecommunications services and electronic data processing services, Facilities and integration, including software programming and documentation and hardware utilization.

         3. CHARGES. The charge to GALIC OF NY for such Services and Facilities provided by AAG shall be at a rate as mutually agreed upon plus a reasonable charge for direct overhead, the amount of such charge for overhead to be agreed upon by the parties from time to time and reported annually. The basis for determining such charges for Services and Facilities to GALIC OF NY shall be those used by AAG for internal cost distribution including, where appropriate, activity based costing records. Such basis shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by AAG and/or SUBCONTRACTORS on behalf of GALIC OF NY.

         4. PAYMENT. AAG and/or SUBCONTRACTORS shall submit to GALIC OF NY within thirty (30) days of the end of each calendar month a written statement of the amount estimated to be owed by GALIC OF NY for Services and the use of personnel or Facilities pursuant to this Agreement in that calendar month and GALIC OF NY shall pay to the party rendering the statement within thirty (30) days following receipt of such written statement the amount set forth in the statement. Within thirty (30) days after the end of each calendar quarter, AAG and/or SUBCONTRACTORS will submit to GALIC OF NY a detailed written statement of the charges due from GALIC OF NY to AAG and/or SUBCONTRACTORS in the preceding calendar quarter, including charges not included in any previous statements, and any balance payable as shown in such statement shall be paid within fifteen (15) days following receipt of such written statement by GALIC OF NY.

         5. ACCOUNTING RECORDS AND DOCUMENTS. AAG and/or SUBCONTRACTORS shall be responsible for maintaining full and accurate accounting records of all Services rendered and Facilities used pursuant to this Agreement and such additional information as GALIC OF NY may reasonably request for purposes of its internal bookkeeping and accounting operations. The accounting records to be maintained by AAG shall include any records required to be maintained by GALIC OF NY under applicable laws. AAG and/or SUBCONTRACTORS shall keep such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by GALIC OF NY or any governmental agency having jurisdiction over GALIC OF NY during all reasonable business hours. With respect to accounting and statistical records prepared by AAG by reason of its performance under this Agreement, summaries of such records shall be delivered to GALIC OF NY within thirty (30) days from the end of the month to which the records pertain.

         6. OTHER RECORDS AND DOCUMENTS. All books, records, and files established and maintained by AAG and/or SUBCONTRACTORS by reason of its performance under this Agreement which, absent this Agreement, would have been held by GALIC OF NY shall be deemed the property of GALIC OF NY, and shall be subject to examination by GALIC OF NY and persons authorized by it at all times, and shall be delivered to GALIC OF NY at least quarterly. With respect to original documents other than those provided for in Section 5 hereof which would otherwise be held by GALIC OF NY and which may be obtained by AAG in performing under this Agreement, AAG shall deliver such documents to GALIC OF NY within thirty (30) days of their receipt by AAG except where continued custody of such original documents is necessary to perform hereunder.

         7. LICENSING. AAG shall be responsible for obtaining any licenses or permits needed to provide the services described herein and shall be responsible for providing personnel who have any required license or permit.

         8. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant AAG an exclusive right to provide Services to GALIC OF NY, and GALIC OF NY retains the right to contract with any third party, affiliated or unaffiliated, for the performance of Services or for the use of Facilities as are available to or have been requested by GALIC OF NY pursuant to this Agreement. Similarly, AAG retains the right to contract with any third party, affiliated or unaffiliated, to perform services or to provide facilities, identical or similar to those being performed or provided herein.

         9. TERMINATION AND MODIFICATION. This Agreement shall remain in effect until terminated by either AAG or GALIC OF NY upon giving thirty (30) days or more advance written notice, provided that GALIC OF NY shall have the right to elect to continue to receive data processing Services and/or to continue to utilize data processing Facilities and related software for up to one year from the date of such notice. Upon termination, AAG shall promptly deliver to GALIC OF NY all books and records that are, or are deemed by this Agreement to be, the property of GALIC OF NY.

         10. SETTLEMENT ON TERMINATION. No later than ninety (90) days after the effective date of termination of this Agreement, AAG shall deliver to GALIC OF NY a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owned hereunder shall be due and payable within thirty (30) days of receipt of such statement.

         11. EFFECTIVE DATE. This Agreement shall become effective upon the later of (I) the date hereof, or (ii) the receipt of any required approval of the New York Department of Insurance or the expiration of any waiting period provided for by the laws or regulations of the State of New York

         12. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except as set forth herein or by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns respectively.

         13. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by, interpreted under, and the rights of the parties determined in accordance with, the laws of the State of New York.

         14. ARBITRATION. Any unresolved difference of opinion between the parties arising out of or relating to this Agreement, or the breach thereof, except as provided in Section 3, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof, and judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof. The arbitration shall take place in Cincinnati, Ohio.

         15. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as certified or registered mail, postag e prepaid, addressed or to such other person or place as each party may from time to time designate by written notice sent as aforesaid. If to AAG: AMERICAN ANNUITY GROUP, INC. 250 East Fifth Street, 10th Floor Cincinnati, OH 45202 Attention: General Counsel Phone Number (513) 333-5515 Fax Number (513) 357-3397


   If to GALIC OF NY:
                          GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK 250 East Fifth Street, 10th Floor
                          Cincinnati, OH  45202
                          Attention:  President
                          Phone Number (513) 412-3301
                          Fax Number   (513) 412-3129

         16. ENTIRE AGREEMENT. This Agreement, together with such Amendments as may from time to time be executed in writing by the parties, constitutes the entire Agreement between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereunto set their hands as of the date first above written.

                          AMERICAN ANNUITY GROUP, INC.

                          By:____________________________
                          Its:___________________________

                          GREAT AMERICAN LIFE INSURANCE
                          COMPANY OF NEW YORK

                          By:____________________________
                          Its:___________________________

                          INVESTMENT SERVICES AGREEMENT


         THIS INVESTMENT SERVICES AGREEMENT ("Agreement"), dated and effective as of February 17, 1999 between GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK, an New York life insurance company ("Company"), and AMERICAN ANNUITY GROUP, INC., a Delaware corporation ("American").

         WHEREAS, Company seeks to obtain information and advice with respect to the investment of its assets; and

         WHEREAS, American, utilizing its own employees along with services provided by its affiliate, American Money Management ("AMM"), is willing and able to supply such investment services pursuant to the terms and conditions set forth below;

         NOW, THEREFORE, for the consideration herein stated, the parties agree as follows:

1.0       INVESTMENT SERVICES.

1.1 American shall furnish investment services to Company, which services shall include the following:

1.1.1 to counsel and advise Company in connection with the formulation of investment programs and strategies designed to accomplish Company's investment objectives; and

1.1.2 to manage the investment of Company's portfolios of Invested Assets (as later defined) in accordance with investment policies, objectives, directions and guidelines established by Company, as set forth in
          Section 1.3 below, and, in connection therewith, to have full discretion and authority, without prior consultation or prior approval, to buy, sell and otherwise trade in stocks, bonds and other securities or assets and take such other actions which American shall deem requisite, appropriate or advisable.

1.2 Custody and control of the securities and all other assets comprising Company's investment portfolio shall at all times be subject to the direction and control of Company, acting through its Board of Directors or an appropriate committee thereof. All purchases and sales of securities shall be in the name of Company, and all certificates or other instruments representing its investments shall be held by Company or in accounts at depository institutions designated by Company or in book form where appropriate. Such securities will be held in accounts segregated from those of American or its affiliates.

1.3 American agrees that the investment services it furnishes will be in accordance with the general, investment policies, objectives and guidelines (collectively, "Guidelines") submitted by American to Company and approved by the Board of Directors of Company or an appropriate committee of the Board of Directors of Company.

1.4 The Company shall at all times keep American fully informed as to the funds available, or to become available, for investment, and generally as to its financial condition. The Company shall furnish American with copies of financial statements and with other information with regard to its affairs, as American may from time to time request.

1.5 Notwithstanding Section 1.1 above, American shall not (i) invest any of the Invested Assets in securities of American or any of its affiliates or any entity controlled by any of them, (ii) cause Company to purchase any securities from, or sell any securities to, American or any of its affiliates or any entity controlled by any of them or
          (iii) invest any of such Invested Assets in any investment opportunity which was previously made available to and declined by American, in each case without first obtaining the approval of the Board of Directors of the Company or a appropriate Committee thereof.

         1.6 For purposes of this Agreement, "Invested Assets" shall mean bonds,
stocks    (common and preferred), short term investments and similar invested assets carried on the Company's statutory convention statements on Schedules BA, DA and D as admitted assets as permitted by applicable law.


2.0       PURCHASE AND SALE OF SECURITIES.

          American shall place all orders for the purchase and sale of portfolio securities for Company accounts with brokers or dealers selected by American and shall seek to execute portfolio transactions on terms which are advantageous to Company in selecting brokers or dealers to execute transactions. American shall not be obligated to solicit competitive bids or seek the lowest available commission cost.


3.0       OTHER SERVICES; REPORTS AND RECORDS.

3.1 American shall maintain adequate records relating to the furnishing of investment services under this Agreement, including those with respect to the acquisition and disposition of securities, and shall provide Company with all reports and documentation necessary for proper accounting and regulatory reporting. American shall provide to Company such oral or written reports as to its services provided under this Agreement as Company shall reasonably require.

3.2 All records maintained pursuant to this Agreement shall be deemed the property of Company and shall be subject to examination by Company and by persons authorized by it, or by governmental authorities, at all times upon reasonable notice. Except as expressly authorized in this Agreement or directed by Company in writing, American shall keep confidential such records and other information obtained by reason of this Agreement. Upon termination of this Agreement, American shall promptly return all such records to Company.


4.0       INVESTMENT FEES; EXPENSES.

4.1 In full compensation and consideration for the performance of its obligations hereunder, Company shall pay to American an annual fee equal to .15% of the statutory carrying value of Invested Assets. The fee paid by the Company shall not in any case exceed the actual cost of the services provided by American. In addition, American shall be entitled to reimbursement for the reasonable fees and expenses of its outside legal counsel for necessary legal services rendered to American in connection with the performance of its obligations hereunder. All such fees and expenses shall be paid by Company. Payments due hereunder shall be computed by American and paid by Company on a quarterly basis measured as of the end of the preceding calendar quarter based on the statutory carrying value of Invested Assets at such date. The quarterly portion of the fee shall be billed within 30 days after the end of each calendar quarter or portion thereof in which services are rendered under this Agreement and paid within 10 days after receipt of the bill.

4.2 American shall furnish at its own expense necessary executive and other personnel for providing investment services to Company hereunder, including personnel to perform clerical, bookkeeping, accounting and other office functions. Company shall be responsible for the expenses of (a) brokerage commissions, issue and transfer taxes and other costs in connection with securities transactions to which Company is a party, including any portion of such commissions attributable to research and brokerage services, (b) taxes payable by Company to federal, state and other governmental agencies, and (c) custodial fees and expenses.


5.0       NON-EXCLUSIVITY OF SERVICES.

          The services of American to be provided hereunder are not to be deemed exclusive and American shall be free to provide similar services for its own account and the accounts of other affiliates, provided that such services do not materially interfere with services to be rendered hereunder.


6.0       SUBCONTRACTING.

         Company acknowledges that American intends to subcontract with American Money Management Corporation to provide a portion of the services to be rendered hereunder. The arrangement with American Money Management Corporation to provide those services shall not relieve American of any liability or responsibility hereunder and any cost or expense of obtaining such services shall be the sole responsibility of American.


7.0      LIABILITY; INDEMNIFICATION.

7.1 Neither American nor any of its directors, officers or employees or other persons affiliated with American shall have any liability hereunder for any act, omission, misstatement or error in judgment in the course of, or in connection with, providing investment advisory services under this Agreement, or for any losses that may be sustained from such investment advisory services. Company shall indemnify and hold harmless American and its directors, officers, employees and other affiliated persons from and against any and all liability, claims and damages arising from or in connection with providing services hereunder; provided, however, that the foregoing shall not relieve American from liability for negligence, gross negligence or willful misfeasance in providing services under this Agreement.

7.2 As to all other services provided by American hereunder, neither American nor any of its directors, officers or employees or other persons affiliated with American shall have any liability hereunder for any act, omission, misstatement or error in judgment in the course of, or in connection with, providing such other services, or for any losses that may be sustained from such other services, and Company shall indemnify and hold harmless American and its directors, officers, employees and other affiliated persons from and against any and all liability, claims and damages arising from or in connection with providing such other services hereunder; provided, however, that the foregoing shall not relieve American from liability for negligence, gross negligence or willful misfeasance in providing such other services.

8.0       TERMINATION; RENEGOTIATION.

8.1 This Agreement shall remain in effect until terminated by any party thereto at any time upon ninety (90) days written notice to the other party's normal business address. Upon termination of this Agreement, Company shall pay pro rata any investment fees due for any portion of a calendar quarter within ten (10) days following the date of termination.

8.2 This Agreement shall be subject to renegotiations upon the request of either party at the end of each three (3) year period during which this Agreement continues in effect. The party requesting renegotiation shall provide written notice thereof to the other party's normal business address during the thirty (30) day period preceding the end of any three (3) year period. If such renegotiations result in an Agreement which is unsatisfactory to Company, it shall be entitled to terminate this Agreement in accordance with the terms hereof.

9.0       NOTICES.

          Notices or other writings given or sent under or pursuant to this Agreement shall be in writing and be deemed to have been given or sent if delivered to the party at its address listed below in person or by telex or telecopy or within two (2) days of mailing if mailed postage prepaid to such address. The addresses of the parties are:

                      GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK 250 East Fifth Street
                      Cincinnati, Ohio  45202
                      Attn:  General Counsel

         with a copy to:

                      American Annuity Group, Inc.
                      250 East Fifth Street
                      Cincinnati, Ohio  45202
                      Attn:  General Counsel

         Each party may change its address by giving notice as herein required.

10.0     SOLE INSTRUMENT.

         This instrument constitutes the sole and only agreement of the parties hereto relating to the subject matter hereof and correctly sets forth the rights, duties, and obligations of each party to the other as of its date.


11.0     WAIVER OR MODIFICATION.

         No waiver or modification of this Agreement shall be effective unless reduced to a written document signed by the party to be charged.


12.0     GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


13.0     ASSIGNMENT.

         No party to this Agreement shall have the right to sell, transfer, delegate, or assign this Agreement or any of its rights or duties hereunder to any person, firm or corporation at any time during the term hereof, and any proposed assignee shall acquire no rights nor be able to assume any obligations unless the written consent of the other party to this Agreement is given before such assignment or delegation takes place. However, subject to this paragraph, this Agreement binds and inures to the benefit of the parties, their successors and assigns.

14.0     COMPLIANCE WITH APPLICABLE LAW.

         This Agreement shall be performed in accordance with the requirements of the Securities Act of 1933, Securities Exchange Act of 1934, Investment Company Act of 1940, Investment Advisors Act of 1940 and the applicable rules and regulations of the Securities and Exchange Commission promulgated thereunder, to the extent that any of the foregoing are applicable to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, effective for all purposes as of such date for services rendered subsequent to such date.

                               GREAT AMERICAN LIFE INSURANCE
                               COMPANY OF NEW YORK


                               BY:  /s/_________________________
                               Title:  ______________________



                               AMERICAN ANNUITY GROUP, INC.
                               BY:  /s/_________________________
                               Title:  Senior Vice President

                                SERVICE AGREEMENT

        THIS SERVICE AGREEMENT (hereinafter called "Agreement") dated December 1, 1995, by and between AMERICAN ANNUITY GROUP, INC.(hereinafter called "AAG") and GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK (hereinafter called "GALIC OF NY").

        WHEREAS, AAG has extensive experience in the administration of annuity business; and

        WHEREAS, GALIC OF NY is a subsidiary of AAG, and desires that AAG perform certain administrative, accounting and other services (hereinafter called "Services") for GALIC OF NY in its business operations and desires further to make use in its day-to-day operations of certain property, equipment, and facilities (hereinafter called "Facilities") of AAG and its subsidiaries as GALIC OF NY may request; and

        WHEREAS, AAG and GALIC OF NY contemplate that such an arrangement will achieve certain operating economies and improve Services to the benefit of AAG, GALIC OF NY and GALIC OF NY's policyholders; and

        WHEREAS, AAG and GALIC OF NY wish to assure that all charges for Services and the use of Facilities incurred hereunder are reasonable and in accordance with the requirements of applicable law and regulations and to the extent practicable reflect actual costs and are arrived at in a fair and equitable manner, and that estimated costs, whenever used, are adjusted periodically, to bring them into alignment with actual costs; and

        WHEREAS, AAG and GALIC OF NY wish to identify the Services to be rendered to GALIC OF NY and AAG and its subsidiaries and the Facilities to be used by GALIC OF NY and to provide a method for determining the charges to be made to GALIC OF NY.

        NOW, THEREFORE, in consideration of the premises and of the promises set forth herein, and intending to be legally bound hereby, AAG and GALIC OF NY agree as follows:

        1. PERFORMANCE OF SERVICES AND USE OF FACILITIES. AAG agrees to the extent requested by GALIC OF NY to perform such Services for GALIC OF NY as GALIC OF NY determines to be reasonably necessary in the conduct of its business and operations.

        AAG agrees to the extent requested by GALIC OF NY to make available its personnel and Facilities to GALIC OF NY as GALIC OF NY may determine to be reasonably necessary in the conduct of its business and operations, including but not limited to the following functions: policy administration; accounting and auditing services; actuarial; marketing; legal; administrative and other regulatory matters; general corporate matters; contract matters; use of data processing and computer equipment; use of business property, whether owned or leased; and use of communications equipment. It is the intent of the parties that AAG will perform all services which GALIC OF NY requires in connection with its business of marketing, issuing and servicing fixed and variable annuities and provide all Facilities needed in connection with such business.
Notwithstanding the foregoing, this Agreement is not intended to cover investment services or policy distribution which may be the subject of separate agreements.

        AAG agrees at all times to use its best efforts to maintain sufficient personnel and Facilities of the kind necessary to perform the Services sent forth in this Agreement. AAG shall have the right upon thirty (30) days prior written notice to and non-disapproval by the Ohio Department of Insurance to subcontract with those subsidiaries, affiliates or unrelated third parties (hereinafter "Subcontractors") accepted in writing by GALIC OF NY to perform any Services and provide any personnel and Facilities which AAG is obligated to provide to GALIC OF NY pursuant to this Agreement and in strict accordance with the terms, conditions and limitations contained in this Agreement; provided, however, AAG shall not be relieved of its obligations, or of any liability hereunder to GALIC OF NY arising as a result of any failures of SUBCONTRACTORS to perform. Until changed in accordance with the foregoing, Services shall be provided by AAG.

        (a) CAPACITY OF PERSONNEL; STATUS OF FACILITIES, Whenever AAG utilizes its personnel to perform Services for GALIC OF NY pursuant to this Agreement, such personnel shall at all times remain employees of AAG subject solely to its direction and control and AAG shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations.

        No facility of AAG used in performing Services for or subject to use by GALIC OF NY shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

        (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any Services hereunder which require the exercise of judgment by AAG, AAG shall perform any such Services in accordance with any standards and guidelines GALIC OF NY develops and communicates to AAG. In performing any Services hereunder, AAG shall at all times act in a manner reasonably calculated to be in, or not opposed to, the best interests of GALIC OF NY. AAG shall have no liability for any action taken or omitted by it in furnishing Services and Facilities under this Agreement, in good faith and without gross negligence or willful misconduct.

        (c) CONTROL. The performance of Services by AAG for GALIC OF NY pursuant to this Agreement shall in no way impair the absolute control of the business and operations of AAG or GALIC OF NY by their respective Boards of Directors. AAG shall act hereunder so as to assure the separate operating identity of GALIC OF NY as required pursuant to the laws of the State of Ohio.

        2. SERVICES. The performance of services by AAG under this Agreement with respect to the business and operations of GALIC OF NY shall at all times be subject to the direction and control of the Board of Directors of GALIC OF NY. Subject to the foregoing and to the terms and conditions of this Agreement, AAG shall provide to GALIC OF NY the Services set forth below.

        (a) POLICY ADMINISTRATION. Under the general supervision of the Board of Directors of GALIC OF NY, AAG shall provide all services in connection with policy administration and policyholder services including: policy issuance, premium processing, loan processing, surrender and annuity processing and policyholder services.

        (b) ACCOUNTING AND AUDITING. Under the general supervision of the Board of Directors of GALIC OF NY, AAG shall provide the following accounting services: preparation and maintenance of the financial statements and reports including annual and quarterly statements on both statutory and GAAP bases and tax returns, and processing of the related financial records and transactions of GALIC OF NY. AAG shall also provide such assistance as may be required with respect to tax and auditing services.

        (c) ACTUARIAL. Under the general supervision of the Board of Directors of GALIC OF NY, AAG shall provide all actuarial services needed in connection with GALIC OF NY's business including policy design and development and reserve valuation.

        (d) MARKETING. Under the general supervision of the Board of Directors of GALIC OF NY, AAG shall provide all marketing services needed in connection with GALIC OF NY's business including market research, development of marketing materials and campaigns and recruitment of agents.

        (e) LEGAL. Under the general supervision of the Board of Directors of GALIC OF NY, AAG shall provide all legal services and compliance services needed in connection with GALIC OF NY's business including company licensing, product approval and other regulatory matters.

        (f) ADMINISTRATIVE AND OTHER REGULATORY MATTERS. Under the general supervision of the Board of Directors of GALIC OF NY, AAG shall provide all administrative and regulatory services needed in connection with GALIC OF NY's business.

        (g) CORPORATE MATTERS. Under the general supervision of the Board of Directors of GALIC OF NY, AAG shall provide services with respect to general corporate matters involving GALIC OF NY.


        (h) POLICY MATTERS. Under the general supervision of the Board of Directors of GALIC OF NY, AAG shall provide all services in connection with the development of policies and products to be marketed by GALIC OF NY.


        (i)  DATA   PROCESSING  AND  COMPUTER   EQUIPMENT.   Under  the  general
supervision of the Board of Directors of GALIC OF NY, AAG shall provide telecommunications services and electronic data processing services, Facilities and integration, including software programming and documentation and hardware utilization.

        3. CHARGES. GALIC OF NY shall not be charged by AAG for the Services and Facilities provided by AAG until such time as GALIC OF NY becomes an operating entity issuing annuity contracts. All expenses incurred prior to such time in the development of the annuity contracts shall be borne by AAG under the general supervision of the Board of Directors of GALIC OF NY.

        After such time, the charge to GALIC OF NY for such Services and Facilities shall be at a rate as mutually agreed upon plus a reasonable charge for direct overhead, the amount of such charge for overhead to be agreed upon by the parties from time to time and reported annually.

        The bases for determining such charges for Services and Facilities to GALIC OF NY shall be those used by AAG for internal cost distribution including, where appropriate, Activity Based Costing records. Such bases shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by AAG and/or SUBCONTRACTORS on behalf of GALIC OF NY.

        4. PAYMENT. AAG and/or SUBCONTRACTORS shall submit to GALIC OF NY within thirty (30) days of the end of each calendar month a written statement of the amount estimated to be owed by GALIC OF NY for Services and the use of personnel or Facilities pursuant to this Agreement in that calendar month and GALIC OF NY shall pay to the party rendering the statement within thirty (30) days following receipt of such written statement the amount set forth in the statement.

        Within thirty (30) days after the end of each calendar quarter, AAG and/or SUBCONTRACTORS will submit to GALIC OF NY a detailed written statement of the charges due from GALIC OF NY to AAG and/or SUBCONTRACTORS in the preceding calendar quarter, including charges not included in any previous statements, and any balance payable as shown in such statement shall be paid within fifteen (15) days following receipt of such written statement by GALIC OF NY.

        5. ACCOUNTING RECORDS AND DOCUMENTS. AAG and/or SUBCONTRACTORS shall be responsible for maintaining full and accurate accounting records of all Services rendered and Facilities used pursuant to this Agreement and such additional information as GALIC OF NY may reasonably request for purposes of its internal bookkeeping and accounting operations. The accounting records to be maintained by AAG shall include any records required to be maintained by GALIC OF NY under applicable laws. AAG and/or SUBCONTRACTORS shall keep such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by GALIC OF NY or any governmental agency having jurisdiction over GALIC OF NY during all reasonable business hours. With respect to accounting and statistical records prepared by AAG by reason of its performance under this Agreement, summaries of such records shall be delivered to GALIC OF NY within thirty (30) days from the end of the month to which the records pertain.

        6. OTHER RECORDS AND DOCUMENTS. All books, records, and files established and maintained by AAG and/or SUBCONTRACTORS by reason of its performance under this Agreement which, absent this Agreement, would have been held by GALIC OF NY shall be deemed the property of GALIC OF NY, and shall be subject to examination by GALIC OF NY and persons authorized by it at all times, and shall be delivered to GALIC OF NY at least quarterly. With respect to original documents other than those provided for in Section 5 hereof which would otherwise be held by GALIC OF NY and which may be obtained by AAG in performing under this Agreement, AAG shall deliver such documents to GALIC OF NY within thirty (30) days of their receipt by AAG except where continued custody of such original documents is necessary to perform hereunder

        7. LICENSING. AAG shall be responsible for obtaining any licenses or permits needed to provide the services described herein and shall be responsible for providing personnel who have any required license or permit.

        8. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant AAG an exclusive right to provide Services to GALIC OF NY, and GALIC OF NY retains the right to contract with any third party, affiliated or unaffiliated, for the performance of Services or for the use of Facilities as are available to or have been requested by GALIC OF NY pursuant to this Agreement. Similarly, AAG retains the right to contract with any third party, affiliated or unaffiliated, to perform services or to provide facilities, identical or similar to those being performed or provided herein.

        9. TERMINATION AND MODIFICATION. This Agreement shall remain in effect until terminated by either AAG or GALIC OF NY upon giving thirty (30) days or more advance written notice, provided that GALIC OF NY shall have the right to elect to continue to receive data processing Services and/or to continue to utilize data processing Facilities and related software for up to one year from the date of such notice. Upon termination, AAG shall promptly deliver to GALIC OF NY all books and records that are, or are deemed by this Agreement to be, the property of GALIC OF NY.

        10. SETTLEMENT ON TERMINATION. No later than ninety (90) days after the effective date of termination of this Agreement, AAG shall deliver to GALIC OF NY a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owned hereunder shall be due and payable within thirty(30) days of receipt of such statement.

        11. EFFECTIVE DATE. This Agreement shall become effective upon the later of (i) the date hereof, or (ii) the receipt of any required approval of the Ohio Department of Insurance or the expiration of any waiting period provided for by the laws or regulations of the State of Ohio.

        12. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except as set forth herein or by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns respectively.

        13. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by, interpreted under, and the rights of the parties determined in accordance with, the laws of the State of Ohio.

        14. ARBITRATION. Any unresolved difference of opinion between the parties arising out of or relating to this Agreement, or the breach thereof, except as provided in Section 3, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof, and judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof. The arbitration shall take place in Cincinnati, Ohio.

        15. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as certified or registered mail, postage prepaid, addressed or to such other person or place as each party may from time to time designate by written notice sent as aforesaid.

        If to AAG:
                                    AMERICAN ANNUITY GROUP, INC.
                                    250 East Fifth Street, 10th Floor
                                    Cincinnati, OH  45202
                                    Attention:  General Counsel
                                    Phone Number (513) 333-5515
                                    Fax Number   (513) 357-3397

        If to GALIC OF NY:
                                    GREAT AMERICAN LIFE INSURANCE COMPANY
                                     OF NEW YORK
                                    250 East Fifth Street, 10th Floor
                                    Cincinnati, OH 45202
                                    Attention: General Counsel
                                    Phone Number (513) 333-5515
                                    Fax Number (513) 357-3397

        16. ENTIRE AGREEMENT. This Agreement, together with such Amendments as may from time to time be executed in writing by the parties, constitutes the entire Agreement between the parties with respect to the subject matter hereof.



        In witness whereof, the parties hereunto set their hands as of the date first above written.

                                    American Annuity Group, Inc.

                                    By:____________________________
                                    Its:___________________________

                                    Great American Life Insurance
                                    Company of New York

                                    By:____________________________
                                    Its:___________________________

Mr. Mark F. Muething
May 19, 1999


May 19, 1999


Mr. Mark F. Muething
Senior Vice President
Annuity Investors Life Insurance Company
10th Floor, Chiquita Center
250 East Fifth Street
Cincinnati, Ohio  45202

Dear Mr. Muething:

         This letter sets forth the agreement between Great American Life Insurance Company of New York (the "Company"), and Janus Capital Corporation (the "Adviser"), concerning certain administrative services.

1. Administrative Services and Expenses. Administrative services for the separate accounts of the Company (the "Accounts") which invest in one or more portfolios (collectively, the "Portfolios") of Janus Aspen Series (the "Trust") pursuant to the Participation Agreement between the Company and the Trust dated ______________ (the "Participation Agreement"), and for purchasers of variable annuity or life insurance contracts (the "Contracts") issued through the Accounts are the responsibility of the Company. Administrative services for the Portfolios, in which the Accounts invest, and for purchasers of shares of the Portfolios, are the responsibility of the Trust. These administrative services the Company intends to provide to the Trust and its Portfolios are set forth in Schedule A attached to this letter agreement, which may be amended from time to time.

2. Service Fee. In consideration of the anticipated administrative expense savings resulting to the Trust from the Company's services, the Adviser agrees to pay the Company a fee ("Service Fee"), computed daily and paid monthly in arrears, at an annual rate equal to fifteen (15) basis points (0.15%) of the average monthly value of the shares of the Portfolios held in the Accounts, such payments to commence following the month in which the average monthly value of investments by the Accounts (together with the average monthly value of investments by the separate accounts of Annuity Investors Life Insurance Company) reach $50 million. The Service Fee will be correspondingly suspended if the average monthly value of such investments drops below $50 million in any month. For purposes of this Paragraph 2, the average monthly value of the shares of the Portfolios will be based on the sum of the daily net asset values calculated by the Portfolios in a month divided by the number of days in the month.

3. Nature of Payments. The parties to this letter agreement recognize and agree that the Adviser's payments to the Company relate to administrative services only and do not constitute payment in any manner for administrative services provided by the Company to the Account or to the Contracts, for investment advisory services or for costs of distribution of Contracts or of shares of the Portfolios, and that these payments are not otherwise related to investment advisory or distribution services or expenses.

4.       Representations and Warranties.

         a. The Adviser represents and warrants that in the event the Trustees of the Trust approve the payment of all or any portion of the Service Fee by the Trust, the Trust will calculate in the same manner the Service Fee to all insurance companies that have entered into Service Fee arrangements with the Adviser and/or the Trust (the "Participating Insurance Companies").

         b. The Company represents and warrants that: (1) it and its employees and agents meet the requirements of applicable law, including but not limited to federal and state securities law and state insurance law, for the performance of services contemplated herein; and (2) it will not purchase Trust shares of the Portfolios with Account assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans and that the Service Fee does not include any payment to the Company that is prohibited under the Employee Retirement Income Securities Act of 1974 ("ERISA") with respect to any assets of a Contract owner invested in a Contract using the Portfolios as investment vehicles.

         c. The Company represents, warrants and agrees that: (1) the payment of the Service Fee by the Adviser is designed to reimburse the Company for providing administrative services to the Trust that the Trust would customarily pay and does not represent reimbursement to the Company for providing administrative services to the Contract or Account as described in Section 26 of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder; (2) no portion of the Service Fee will be rebated by the Company to any Contract owner; and (3) if required by applicable law, the Company will disclose to each Contract owner the existence of the Service Fee received by the Company pursuant to this letter agreement in a form consistent with the requirements of applicable law and will disclose the amount of the Service Fee, if any, that is paid by the Trust.

5.       Indemnification

         a. The Company agrees to indemnify and hold harmless the Adviser and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Company in performing its services under this letter agreement, from the inaccuracy or breach of any representation made in this letter agreement, or from a breach of a material provision of this letter agreement, except to the extent such loss, liability or expense is the result of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties.

         b. The Adviser agrees to indemnify and hold harmless the Company and its directors, officers, agents and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Adviser in performing its services under this letter agreement, from the inaccuracy or breach of any representation made in this letter agreement, or from a breach of a material provision of this letter agreement, except to the extent such loss, liability or expense is the result of the Company's willful misfeasance, bad faith or gross negligence in the performance if its duties.

6.       Termination.

         a. Either party may terminate this letter agreement, without penalty, on sixty (60) days' written notice to the other party.

         b. This letter agreement will terminate at the option of either party in the event of the termination of the Participation Agreement.

         c. This letter agreement will terminate immediately upon the determination of either party, with the advice of counsel, that the payment of the Service Fee is in conflict with applicable law.

7. Amendment. This letter agreement may be amended only upon mutual agreement of the parties hereto in writing.

8. Confidentiality. The terms of this letter agreement will be treated as confidential and will not be disclosed to the public or any outside party except with each party's prior written consent, as required by law or judicial process or as provided in paragraph 4c herein.

9. Assignment. This letter agreement may not be assigned (as that term is defined in the 1940 Act) by either party without the prior written approval of the other party, which approval will not be unreasonably withheld, except that the Adviser may assign its obligations under this letter agreement, including the payment of all or any portion of the Service Fee, to the Trust upon thirty (30) days' written notice to the Company.

10. Governing Law. This letter agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado.

11. Counterparts. This letter agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

If this letter agreement is consistent with your understanding of the matters we discussed concerning administrative expense payments, kindly sign below and return a signed copy to us.

Very truly yours,

JANUS CAPITAL CORPORATION


By:      _______________________________

Name:    _______________________________

Title:   _______________________________


GREAT AMERICAN LIFE INSURANCE
COMPANY OF NEW YORK


By:      _______________________________

Name:    _______________________________

Title:   _______________________________


Attachment: Schedule A

                                   Schedule A


Pursuant to the letter agreement to which this Schedule is attached, the Company will perform administrative services including, but not limited to, the following:

         1. Print and mail to Contract owners copies of the Portfolios' prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Trust is required by law or otherwise to provide to its shareholders.

         2. Provide Contract owner services including, but not limited to, financial consultants' advice with respect to inquiries related to the Portfolios (not including information about performance or related to sales) and communicating with Contract owners about Portfolio (and subaccount) performance.

         3. Provide other administrative support for the Trust as mutually agreed to by the Company and the Adviser and relieve the Trust of other usual or incidental administrative services provided to individual Contract owners.

                                  Timothy Plan
                            Participation Agreement

THIS AGREEMENT is made as of July 9, 1999, by and among Great American Life Insurance Company of New York ("Company"), on its own behalf and on behalf of each separate account of the Company set forth on Exhibit A-1 to this Agreement as it may be amended from time to time (collectively, "Account"), The Timothy Plan ("Fund") on its own behalf and on behalf of the portfolios listed on Exhibit A to this Agreement as it may be amended from time to time ("Portfolios"), and Timothy Partners, Ltd. (the "Advisor" and "Distributor"), who serves as both advisor and distributor for The Timothy Plan (each, a "Party" and collectively, the "Parties").

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Fund, on behalf of the Account to fund the variable annuity contracts that use the Fund as an underlying investment medium (the "Contracts");

WHEREAS, the Company, Adviser and Distributor desires to facilitate the purchase and redemption of shares of the Fund by the Company for the Account through one account in the Fund (an "Omnibus Account") to be maintained of record by the Company, subject to the terms and conditions of this Agreement;

WHEREAS, the Company desires to provide administrative services and functions (the "Services") for purchasers of Contracts ("Owners") on the terms and conditions set forth herein;

WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the Securities Act of 1933, as amended (the "1933 Act");

WHEREAS, the Company has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Company desires to utilize the Fund and/or one or more Portfolios as an investment vehicle of the Account.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company, Fund, Adviser and Distributor agree as follows:

1. Performance of Services. Company agrees to perform the administrative functions and services specified in Exhibit B attached hereto with respect to the shares of the Fund included in the Account.

2.   The Omnibus Accounts.

     2.1 The Omnibus Account will be opened based upon the information contained in Exhibit C hereto: In connection with the Omnibus Account, Company represents and warrants that it is authorized to act on behalf of each Owner effecting transactions in the Omnibus Account and that the information specified on Exhibit C hereto is correct.

     2.2 The Fund shall designate the Omnibus Account with an account number. This account number will be the means of identification when the Parties are transacting in the Omnibus Account. The assets in the Account are segregated from the Company's own assets. The Adviser agrees to cause the Omnibus Account to be kept open on the Fund's books, as applicable, regardless of a lack of activity or small position size except to the extent the Company takes specific action to close an Omnibus Account or to the extent the Fund's prospectus reserves the right to close accounts which are inactive or of a small position size. In the latter two cases, the Adviser will give prior notice to the Company before closing an Omnibus Account.

     2.3 The Company agrees to provide Adviser such information as Adviser or Distributor may reasonably request concerning Owners as may be necessary or advisable to enable Company and Distributor to comply with applicable laws, including state "Blue Sky" laws relating to the sales of shares of the Fund to the Accounts.

3.   Fund Shares Transactions.

     3.1 In General. Shares of the Fund shall be sold on behalf of the Fund by Distributor and purchased by Company for the Account and indirectly for the appropriate subaccount thereof at the net asset value next computed after receipt by Distributor of each order of the Company or its designee, in accordance with the provisions of this Agreement, the then current prospectus of the Fund, and the Contracts. The Board of Directors of the Fund ("Directors") may refuse to sell shares of the applicable Fund to any person, or suspend or terminate the offering of shares of the Fund if such action is required by law or by regulatory authorities having jurisdiction. Company agrees to purchase and redeem the shares of the Fund in accordance with the provisions of this Agreement, of the Contract and of the then current prospectus for the Contract and Fund. Except as necessary to implement transactions as specified in the Contracts or as initiated by the Owners, or as otherwise permitted by state or federal laws or regulations, Company shall not redeem shares of Fund attributable to the contract.

     3.2 Purchase and Redemption Orders. On each day that the Fund is open for business (a "Business Day"), the Company shall aggregate and calculate the net purchase or redemption order resulting from investment in and redemptions under the Contracts for shares of the Fund that it received prior to the close of trading on the New York Stock Exchange (the "NYSE") (i.e. 4:00 p.m., Eastern time, unless the NYSE closes at an earlier time in which case such earlier time shall apply) and communicate to Distributor, by telephone or facsimile (or by such other means as the Parties hereto may agree to in writing), the net aggregate purchase or redemption order (if any) for the Omnibus Account for such Business Day (such Business Day is sometimes referred to herein as the "Trade Date"). The Company will communicate such orders to Distributor prior to 9:00 a.m., Eastern Time, on the next Business Day following the Trade Date. All trades communicated to Distributor by the foregoing deadline shall be treated by Distributor as if they were received by Distributor prior to the close of trading on the Trade Date.

     3.3 Settlement of Transactions.

              (a) Purchases.  Company will wire,  or arrange for the wire of the purchase price of each purchase order to the custodian for the Fund in accordance with written instructions provided by Distributor to the Company so that either (1) such funds are received by the custodian for the Fund prior to 1:00 p.m.,
                  Eastern time, on the next Business Day following the Trade Date, or (2) Distributor is provided with a Federal Funds wire system reference number prior to such 1:00 p.m. deadline evidencing the entry of the wire transfer of the purchase price to the applicable custodian into the Federal Funds wire system prior to such time. Company agrees that if it fails to provide funds to the Fund's custodian by the close of business on the next Business Day following the Trade Date, then, at the option of Distributor, (i) the transaction may be canceled, or (ii) the transaction may be processed at the next-determined net asset value for the applicable Fund after purchase order funds are received. In such event, the Company shall indemnity and hold harmless Distributor, Adviser, and the Fund from any liabilities, costs and damages either may suffer as a result of such failure.

              (b) Redemptions. The Adviser will use its best efforts to cause to be transmitted to such custodial account as Company shall direct in writing, the proceeds of all redemption orders placed by Company by 9:00 a.m., Eastern time, on the Business Day immediately following the Trade Date, by wire transfer on that Business Day. Should Company need to extend the settlement on a trade, it will contact Adviser to discuss the extension. For purposes of determining the length of settlement, Adviser agrees to treat the Account no less favorably than other shareholders of the Fund. Each wire transfer of redemption proceeds shall indicate, on the Federal Funds wire system, the amount thereof attributable to the Fund; provided, however, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, the Adviser shall, on the day the wire is sent, fax such entries to Company or, if possible, send via direct or indirect systems access until otherwise directed by the Company in writing.

              (c) Authorized  Persons.  The  following  persons  are  each  duly authorized to act on behalf of the Company and the Account under this Agreement. The Fund, Adviser and Distributor are entitled to conclusively rely on verbal or written instructions that Adviser or Distributor reasonably believes were originated by any one of said persons. The Company shall inform Adviser and Distributor of additions to or subtractions from this list of authorized persons pursuant to Section 13, hereof:

                      Lynn Laswell
                      Brian Sponaugle
                      Todd Gayhart
                      John Burress
                      Scott Soudrette

     3.4 Book Entry Only. Issuance and transfer of shares of the Fund will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares of the Fund ordered from Distributor will he recorded in the appropriate book entry title for the Account.

     3.5 Distribution Information. The Adviser or Distributor shall provide the Company with all distribution announcement information as soon as it is announced by the Fund. The distribution information shall set forth, as applicable, ex-date, record date, payable date, distribution rate per share, record date share balances, cash and reinvested payment amounts and all other information reasonably requested by the Company. Where possible, the Adviser or Distributor shall provide the Company with direct or indirect systems access to the Adviser's systems for obtaining such distribution information

     3.6 Reinvestment. All dividends and capital gains distributions will be automatically reinvested on the payable date in additional shares of the Fund at net asset value in accordance with the Fund's then current prospectus.

     3.7 Pricing Information. Distributor shall use its best efforts to furnish to the Company prior to 7:00 p.m., Eastern time, on each Business Day the Fund's closing net asset value for that day, and if appropriate, the daily accrual for interest rate factor, (mil rate). Such information shall be communicated via fax, or indirect or direct systems access acceptable to the Company.

     3.8 Price Errors.

              (a) In the event  adjustments are required to correct any error in the computation of the net asset value of shares of the Fund, the Fund or Adviser shall promptly notify Company after discovering the need for those adjustments which result in a reimbursement to an Account in accordance with such Fund's then current policies on reimbursement. Notification may be made orally or via direct or indirect systems access. Any such notification shall be promptly followed by a letter written on Fund or Adviser letterhead and shall state for each day for which an error occurred the incorrect price, the correct price, and, to the extent communicated to the Fund's shareholder, the reason for the price change. Fund and Adviser agree that Company may send this writing, or derivation thereof (so long as such derivation is approved in advance by Fund or Adviser, which approval shall not be unreasonably withheld) to Owners that are affected by the price change.

              (b) If the  Account  received  amounts in excess of the amounts to which it otherwise would have been entitled prior to an adjustment for an error, Company, when requested by Fund or Adviser, will use its best efforts to collect such excess amounts from the Account. In no event, however, shall Company be liable to Fund or Adviser for any such amounts.

              (c) If an adjustment is to be made in accordance  with  subsection
                  (a) above to correct an error which has caused the Account to receive an amount less than that to which it is entitled, Fund or Adviser shall make all necessary adjustments (within the parameters specified in subsection (a)) to the number of shares owned in the Account and distribute to the Company the amount of such underpayment for credit to the Account.


     3.9 Agency. Distributor hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption instructions pursuant to Sections 3.1, 3.2 and 3.3.

    3.10 Quarterly Reports. Adviser agrees to provide Company a statement of Fund assets as soon as practicable and in any event within 30 days after the end of each fiscal year quarter, and a statement certifying the compliance by the Fund during that fiscal quarter with the diversification requirements and qualification as a regulated investment company. In the event of a breach of Section 6.4(a), Adviser will take all reasonable steps (a) to notify Company of such breach and
         (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

4. Proxy Solicitations and Voting. The Company shall, at its expense, distribute or arrange for the distribution of all proxy materials furnished by the Fund to the Account and shall:

                          (i)   solicit voting instructions from Owners;

                          (ii)  vote  the  Fund   shares  in   accordance   with
                             instructions received from Owners; and

                          (iii) vote the Fund  shares for which no  instructions
                             have been received, as well as shares attributable to it, in the same proportion as Fund shares for which instructions have been received from Owners, so long as and to the extent that the Securities and Exchange Commission (the "SEC") continues to interpret the 1940 Act, to require pass-through voting privileges for various contract owners. The Company and its agents will not recommend action in connection with, or oppose or interfere with, the solicitation of proxies for the Fund shares held for Owners.

5.   Customer Communications.
     5.1 Prospectuses. The Adviser or Distributor, at its expense, will provide the Company with as many printed copies of the current prospectus(es) for the Fund and/or Portfolios as the Company may reasonably request for distribution to existing or prospective Owners, and/or, at the Company's request, a single camera ready copy of each such prospectus, which the Company will print at its expense, and/or, at the Company's request, a single digital copy of each such prospectus, which the Company will reproduce in digital format at its expense. The Company will distribute the Fund and/or Portfolio prospectus(es) to existing and prospective Owners at its expense.

     5.2 Shareholder   Materials.   The  Adviser  and   Distributor   shall,  as
         applicable, provide in bulk to the Company or its authorized representative, at a single address and at no expense to the Company, the following shareholder communications materials prepared for circulation to Owners in quantities requested by the Company which are sufficient to allow mailing thereof by the Company and, to the extent required by applicable law, to all Owners: proxy or information statements, annual reports, semi-annual reports, and all updated prospectuses, supplements and amendments thereof. Neither the Fund, the Advisor nor Distributor shall be responsible for the cost of distributing such materials to Owners.

6.   Representations and Warranties.

     6.1 The Company represents and warrants that:

              (a) It is an insurance company duly organized and in good standing under the laws of the State of New York and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account and that the Company has and will maintain the capacity to issue all Contracts that may be sold; and that it is and will remain duly registered, licensed, qualified and in good standing to sell the Contracts in all the jurisdictions in which such Contracts are to be offered or sold;

              (b) It is and will  remain  duly  registered  and  licensed in all material respects under all applicable federal and state securities and insurance laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws;

              (c) The Contracts  are and will be registered  under the 1933 Act, and are and will be registered and qualified for sale in the states where so required; and the Account is and will be registered as a unit investment trust in accordance with the 1940 Act and shall be a segregated investment account for the Contracts;

              (d) The  Contracts  are  currently  treated as annuity  contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company will maintain such treatment and will notify Adviser, Distributor and Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

              (e) It is registered as a transfer  agent  pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act") unless it is not required to be registered as such.

              (f) The  arrangements  provided  for in  this  Agreement  will  be disclosed to the Owners; and

              (g) It or its  subsidiary is registered as a  broker-dealer  under the 1934 Act and any applicable state securities laws, including as a result of entering into and performing the Services set forth in this Agreement, unless it is not required to be registered as such.

     6.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement are and will be registered under the 1933 Act and the Fund is and will be registered as a registered investment company under the Investment Company Act of 1940, in each case, except to the extent the Company is so notified in writing.

     6.3 Distributor represents and warrants that:

              (a) It is and will be a member in good standing of the NASD and is and will be registered as a broker-dealer with the SEC; and

              (b) It will sell and distribute Fund shares in accordance with all applicable state and federal laws and regulations.

     6.4 Adviser represents and warrants that:

              (a) It will cause each Fund to invest money from the  Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder, and that each Fund will comply with Section 817(h) of the Code as amended from time to time and with all applicable regulations promulgated thereunder;

              (b) It is and will  remain  duly  registered  and  licensed in all material respects under all applicable federal and state securities and insurance laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws; and

     6.5 Each of the Parties hereto represents and warrants to the others that:

              (a) It has full power and authority  under  applicable law and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

              (b) This  Agreement  constitutes  its  legal,  valid  and  binding obligation, enforceable against it in accordance with its terms and it shall comply in all material respects with all laws, rules and regulations applicable to it by virtue of entering into this Agreement;

              (c) Except for the  effectiveness  of the  Registration  Statement filed by the Fund under the 1933 Act and 1940 Act, no consent or authorization of, filing with, or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

              (d) The execution, performance and delivery of this Agreement will not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations;

              (e) Each Party  hereto is entitled to rely on any written  records or instructions provided to it by another Party; and

              (f) Its directors,  officers,  employees. and investment advisers, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the amount required by the applicable rules of the National Association of Securities Dealers, Inc. ("NASD") and the federal securities laws, which bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

7.   Sales Material and Information.

     7.1 NASD Filings. The Company shall promptly inform Distributor as to the status of all sales literature filings pertaining to the Fund and shall promptly notify Distributor of all approvals or disapprovals of sales literature filings with the NASD. For purposes of this Section 7, the phrase "sales literature or other promotional material" shall be construed in accordance with all applicable securities laws and regulations.

     7.2 Company Representations. The Company shall not make any material representations concerning the Adviser, the Distributor or the Fund other than the information or representations contained in: (a) a registration statement of the Fund or prospectus of the Fund, as amended or supplemented from time to time; (b) published reports or statements of the Fund which are in the public domain or approved by Distributor or the Fund; or (c) sales literature or, other promotional material of the Fund.

     7.3 The Advisor. Distributor and Fund Representations. None of Adviser, Distributor or the Fund shall make any material representations concerning the Company other than the information or representations contained in: (a) a registration statement or prospectus for the Contracts, as amended or supplemented from time to time; (b) published reports or statements of the Contracts or the Account which are in the public domain or are approved by the Company; or (c) sales literature or other promotional material of the Company.

     7.4 Trademarks etc. Except to the extent required by applicable law, no Party shall use any other Party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of such Party.

     7.5 Information from Distributor and Adviser. Upon request, Distributor or Adviser will provide to Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Fund, in final form as filed with the SEC, NASD and other regulatory authorities.

     7.6 Information from Company. Company will provide to Distributor at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters and all amendments to any of the above, that relate to the Fund and the Contracts, in final form as filed with the SEC, NASD and other regulatory authorities.

     7.7 Review of Marketing Materials. If so requested by Company, the Adviser or Distributor will use its best efforts to review sales literature and other marketing materials prepared by Company which relate to the Fund, the Adviser or Distributor for factual accuracy as to such entities, provided that the Adviser or Distributor is provided at least five (5) Business Days to review such materials. Neither the Adviser nor Distributor will review such materials for compliance with applicable laws. Company shall provide the Adviser with copies of all sales literature and other marketing materials which refer to the Fund, the Company or Distributor within five (5) Business Days after their first use, regardless of whether the Adviser or Distributor has previously reviewed such materials. If so requested by the Adviser or Distributor, Company shall cease to use any sales literature or marketing materials which refer to the Fund, the Adviser or Distributor that the Adviser or Distributor determines to be inaccurate, misleading or otherwise unacceptable.

8.   Fees and Expenses.

     8.1 Fund Registration Expenses. Fund or Distributor shall bear the cost of registration and qualification of Fund shares; preparation and filing of Fund prospectuses and registration statements, proxy materials and reports; preparation of all other statements and notices relating to the Fund or Distributor required by any federal or state law; payment of all applicable fees, including, without limitation, any fees due under Rule 24f-2 of the 1940 Act, relating to the Fund; and all taxes on the issuance or transfer of Fund shares on the Fund's records.

     8.2 Contract Registration Expenses. The Company shall bear the expenses for the costs of preparation and filing of the Company's prospectus and registration statement with respect to the Contracts; preparation of all other statements and notices relating to the Account or the Contracts required by any federal or state law; expenses for the solicitation and sale of the Contracts including all costs of printing and distributing all copies of advertisements, prospectuses, Statements of Additional Information, proxy materials, and reports to Owners or potential purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various states under applicable insurance laws; filing of annual reports on form N-SAR, and all other costs associated with ongoing compliance with all such laws and its obligations hereunder.

9.   Indemnification.

     9.1 Indemnification by Company.

              (a) Company  agrees  to  indemnify  and hold  harmless  the  Fund,
                  Adviser and Distributor and each of their directors, officers, employees and agents, and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 9.1) from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company), and expenses (including reasonable legal fees and expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise (collectively, hereinafter "Losses"), insofar as such Losses:

                      (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this paragraph 9.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to Company by or on behalf of the Fund, Distributor or Adviser for use in the registration statement or prospectus for the Contracts or in the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                      (ii) arise  out  of,  or as a  result  of,  statements  or representations or wrongful conduct of Company or its agents, with respect to the sale or distribution of the Contracts or Fund shares; or

                      (iii)arise out of any untrue  statement or alleged  untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to State therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon written information furnished to the Fund, Adviser or Distributor or on behalf of Company; or

                      (iv) arise  out of,  or as a result  of,  any  failure  by
                           Company or persons under its control to provide the Services and furnish the materials contemplated under the terms of this Agreement; or

                      (v) arise out of, or result from, any material breach of any representation or warranty made by Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Company or persons under its control: as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof; or

                      (vi) arise out of, or as a result of, adherence by Adviser or Distributor to instructions that it reasonably believes were originated by persons specified in
                           Section 32(c), hereof

                  This   indemnification   provision   is  in  addition  to  any
                  liability, which the Company may otherwise have.

              (b) Company  shall  not  be  liable  under  this   indemnification
                  provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

              (c) Company  shall  not  be  liable  under  this   indemnification
                  provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, and it notified the
                  Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the Indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the Indemnifying Party. The Indemnifying Party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

              (d) The  Indemnified  Parties will promptly  notify Company of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of Fund shares or the Contracts or the operation of the Fund.

     9.2 Indemnification by Adviser and Distributor.

              (a) Adviser and Distributor  agrees to indemnify and hold harmless
                  Company and each of its directors, officers, employees and agents and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act ("Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all Losses to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such
                  Losses:

                      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 9.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund, Adviser or Distributor by or on behalf of Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                      (ii) arise  out  of,  or as a  result  of,  statements  or representations or wrongful conduct of Adviser or Distributor or persons under its control, with respect to the sale or distribution of Fund shares; or

                      (iii)arise out of any untrue  statement or alleged  untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to Company by or on behalf of Adviser or Distributor; or

                      (iv) arise  out of,  or as a result  of,  any  failure  by
                           Adviser or Distributor or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                      (v) arise out of or result from any material breach of any representation or warranty made by Adviser or Distributor or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Adviser or Distributor or persons under its control; as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

                  This indemnification provision is in addition to any liability which Adviser and Distributor may otherwise have.

              (b) Adviser  and  Distributor  shall  not  be  liable  under  this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company.

              (c) Adviser  and  Distributor  shall  not  be  liable  under  this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Adviser and Distribution in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser and Distributor of any such claim shall not relieve Adviser and
                  Distributor from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, and it notified the
                  Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the Indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the Indemnifying Party. The Indemnifying Party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

              (d) The  Indemnified  Parties  will  promptly  notify  Adviser and
                  Distributor of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of the Account.

10.  Potential Conflicts.

    10.1 Monitoring by Directors for Conflicts of Interest. The Directors of each Fund will monitor the Fund for any potential or existing material irreconcilable conflict of interest between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
         (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund are being managed; (e) a difference in voting instructions given by variable annuity contract
         owners;   or  (f)  a  decision  by  Company  to  disregard  the  voting instructions of Owners. The Directors shall promptly inform the company, in writing, if they determine that an irreconcilable material conflict exists and the implications thereof.

    10.2 Monitoring by the Company for Conflicts of Interest. The Company will promptly notify the Directors, in writing, of any potential or existing material irreconcilable conflicts of interest, as described in Section
         10.1 above, of which it is aware. The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and any exemptive orders granted by the SEC ("Exemptive Order") by providing the Directors, in a timely manner, with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Owner voting instructions are disregarded.

    10.3 Remedies. If it is determined by a majority of the Directors, or a majority of disinterested Directors, that a material irreconcilable conflict exists, as described in Section 10.1 above, the Company shall, at its own expense take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including, but not limited to: (a) withdrawing the assets allocable to some or all of the separate accounts from the applicable Fund and reinvesting such assets in a different investment medium, including (but not limited to) another fund managed by the Adviser, or submitting the question whether such segregation should be implemented to a vote of all affected owners and, as appropriate, the assets of any particular group that votes in favor of such segregation, or offering to the affected owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

    10.4 Causes of Conflicts of Interest.

              (a) State  Insurance  Regulators.  If  a  material  irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the applicable Fund and terminate this Agreement with respect to such Account within the period of time permitted by such decision, but in no event later than six months after the Directors inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of the foregoing period, the Distributor and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund to the extent such actions do not violate applicable law.

              (b) Disregard  of  Owner  Voting.  If  a  material  irreconcilable conflict arises because of Company's decision to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at the applicable Fund's election, to withdraw the Account's investment in said Fund. No charge or penalty will be imposed against the Account as a result of such withdrawal.

    10. Limitations on Consequences. For purposes of Sections 10.3 through 10.5 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict. In no event will the Fund, the Adviser or the Distributors be required to establish a new funding medium for any of the Contracts. The Company shall not be required by
         Section 10.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Owners affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the applicable Fund and terminate this Agreement as quickly as may be required to comply with applicable law, but in no event later than six (6) months after the Directors inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

    10.6 Changes in Laws. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding, (as defined in the Exemptive Order, if any) on terms and conditions materially different from those contained in the Exemptive Order, if any, then (a) the Funds and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 10.1, 10.2, 10.3 and 10.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

11.  Maintenance of Records.

              (a) Recordkeeping  and  other  administrative  services  to Owners shall be the responsibility of the Company and shall not be the responsibility of the Fund, Adviser or Distributor. None of the Fund, the Adviser or Distributor shall maintain separate accounts or records for Owners. Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making shares of the Fund available to the Account.

              (b) Upon the  request of the Adviser or  Distributor,  the Company shall provide copies of all the historical records relating to transactions between the Fund and the Account, written communications regarding the Fund to or from the Account and other materials, in each case (1) as are maintained by the Company in the ordinary course of its business and in compliance with applicable law, and (2) as may reasonably be requested to enable the Adviser and Distributor, or its representatives, including without limitation its auditors or legal counsel, to (A) monitor and review the Services, (B) comply with any request of a governmental body or self-regulatory organization or the Owners, (C) verify compliance by the Company with the terms of this Agreement,
                  (D) make required regulatory reports, or (E) perform general customer supervision. The Company agrees that it will permit the Adviser and Distributor or such representatives of either to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

              (c) Upon the request of the Company,  the Adviser and  Distributor shall provide copies of all the historical records relating to transactions between the Fund and the Account, written communications regarding the Fund to or from the Account and other materials, in each case (1) as are maintained by the Adviser and Distributor, as the case may be, in the ordinary course of its business and in compliance with applicable law, and (2) as may reasonably be requested to enable the Company, or its representatives, including without limitation its auditors or legal counsel, to (A) comply with any request of a governmental body or self-regulatory organization or the Owners, (B) verify compliance by the Adviser and Distributor with the terms of this Agreement, (C) make required regulatory reports, or (D) perform general customer supervision.

              (d) The  Parties  agree to  cooperate  in good faith in  providing records to one another pursuant to this Section 11.

12.  Term and Termination.

    12.1 Term and Termination without Cause. The initial term of this Agreement shall be for a period of one year from the date hereof. Unless terminated by any Party upon not less than thirty (30) days prior written notice to the other Parties, this Agreement shall thereafter automatically renew from year to year, subject to termination at the next applicable renewal date upon not less than 30 days prior written notice. Any Party may terminate this Agreement following the initial term upon six (6) months advance written notice to the other Parties.

    12.2 Termination by Fund, Distributor or Adviser for Cause. Adviser, Fund or Distributor may terminate this Agreement immediately by written notice to the Company, if any of them shall determine, in its sole judgment exercised in good faith, that (a) the Company has suffered a material adverse change in its business, operations, financial condition or prospectus since the date of this Agreement or is the subject of material adverse publicity; or (b) any of the Contracts are not registered, issued or sold in accordance with applicable state and federal law or such law precludes the use of Fund shares as the underlying investment media of the Contracts issued or to be issued by the Company.

    12.3 Termination by Company for Cause. Company may terminate this Agreement by written notice to the Adviser, Fund and Distributor in the event that (a) the Fund shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; (b) the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or (c) the Fund fails to meet the diversification requirements specified in
         Section 6.4(a).

    12.4 Termination by any Party. This Agreement may be terminated by any Party at any time (A) by giving 30 days' written notice to the other Parties in the event of an material breach of this Agreement by the other Party or Parties that is not cured during such 30-day period, and (B) (i) upon institution of formal proceedings relating to the legality of the terms and conditions of this Agreement against the Account, Company, Fund, Adviser or Distributor by the NASD, the SEC or any other regulatory body provided that the terminating Patty has a reasonable belief that the institution of formal proceedings is not without foundation and will have a material adverse impact on the terminating Party, (ii) by the non-assigning Party upon the assignment of this Agreement in contravention of the terms hereof, or (iii) as is required by law, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating Party.

    12.5 Limiton Termination. Notwithstanding the termination of this Agreement with respect to the Fund, for so long as any Contracts remain outstanding and Invested in the Fund each Party hereto shall continue to perform such of its duties hereunder as are necessary to ensure the continued tax deferred status thereof and the payment of benefits thereunder, except to the extent proscribed by law, the SEC or other regulatory body. Notwithstanding the foregoing, nothing in this Section
         12.5 obligates the Fund to continue in existence. In the event that the Fund elects to terminate its operations, the Company shall, as soon as practicable, obtain an exemptive order or order of substitution from the SEC to remove all Owners from the Fund.

13.  Notices.

     All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the respective Parties as follows:

         If to Timothy Variable:

              The Timothy Plan
              1304 West Fairbanks Avenue
              Winter Park, FL 32789
              Facsimile:   (407) 644-4574
              e-mail:      info@timothyplan.com

         If to Adviser:

              Timothy Partners, Ltd.
              1304 West Fairbanks Avenue
              Winter Park, FL 32789
              Facsimile:   (407) 644-4574
              e-mail:      info@timothyplan.com

         If to Distributor:

              Timothy Partners, Ltd.
              1304 West Fairbanks Avenue
              Winter Park, FL 32789
              Facsimile:   (407) 644-4574
              e-mail:      info@timothyplan.com

         If to Company:

              Great American Life Insurance Company of New York
              250 East Fifth Street
              Cincinnati, OH 45202
              Attention: Mark F. Muething
              Facsimile No.: (513) 357-3397

14.  Miscellaneous.

    14.1 Captions. The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

    14.2 Enforceability. If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

    14.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

    14.4 Remedies not Exclusive. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

    14.5 Confidentiality. Subject to the requirements of legal process and regulatory authority, the Fund and Distributor shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

    14.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Ohio applicable to agreements fully executed and to he performed therein, exclusive of conflicts of laws.

    14.7 Survivability. Sections 6, 7.2, 7.3, 7.4, 9, 11 and 12.5 hereof shall survive termination of this Agreement. In addition, all provisions of this Agreement shall survive termination of this Agreement in the event that any Contracts are invested in the Fund at the time the termination becomes effective and shall survive for so long as such Contracts remain so invested.

    14.8 Amendment and Waiver. No modification of any provision of this Agreement will be binding unless in writing and executed by the Party to be bound thereby. No waiver of any provision of this Agreement will be binding unless in writing and executed by the Party granting such waiver. Notwithstanding anything in this Agreement to the contrary, the Company may unilaterally amend Exhibit A hereto to add additional series of The Timothy Plan ("New Funds") as Funds by sending to the Company a written notice of the New Funds. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent fixture waiver of such provision.

    14.9 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns; provided however that neither this Agreement nor any rights, privileges, duties or obligations of the Parties may be assigned by any Party without the written consent of the other Parties or as expressly contemplated by this Agreement.

   14.10 Entire Agreement. This Agreement contains the full and complete understanding between the Parties with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof, whether oral or written, express or implied.

   14.11 Relationship of Parties: No Joint Venture, Etc. Except for the limited purpose provided in Section 3.8, it is understood and agreed that the Company shall be acting as an independent contractor and not as an employee or agent of the Adviser, Distributor or the Fund, and none of the Parties shall hold itself out as an agent of any other Party with the authority to bind such Party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among any of the Company, Fund, Adviser, or Distributor.

   14.12 Expenses. All expenses incident to the performance by each Party of its respective duties under this Agreement shall be paid by that Party.

   14.13 Time of Essence. Time shall be of the essence in this Agreement.

   14.14 Non-Exclusivity. Each of the Parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the Parties is free to enter into similar agreements and arrangements with other entities.

   14.15 Operations of Funds. In no way shall the provisions of this Agreement limit the authority of the Fund, the Company or Distributor to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its shares. In no way shall the provisions of this Agreement limit the authority of the Company to take such action as it may deem appropriate or advisable in connection with all matters relating to the provision of Services or the shares of fund other than the Fund offered to the Account.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first above written.

                              Great American Life Insurance Company of New York

                              By:          _________________________________
                              Name:        Mark F. Muething
                              Title:       Senior Vice President



                              Timothy Partners, Ltd. - Adviser

                              By:          _________________________________
                              Name:        Arthur D. Ally
                              Title:       General Partner



                              Timothy Partners, Ltd. - Distributor

                              By:          _________________________________
                              Name:        Arthur D. Ally
                              Title:       General Partner



                              The Timothy Plan - Fund

                              By:          _________________________________
                              Name:        Arthur D. Ally
                              Title:       President

Exhibit A

Portfolios:

The Timothy Plan Small-Cap Variable Series

Exhibit A-1

Separate Accounts:

GALIC of New York Separate Account I

Exhibit B

The Services

Company shall perform the following services. Such services shall be the responsibility of the Company and shall not be the responsibility of the Fund, Adviser or Distributor.

1. Maintain separate records for the Account, which records shall reflect Fund shares ("Shares") purchased and redeemed, including the date and price for all transactions, Share balances, and the name and address of each Owner, including zip codes and tax identification numbers.

2.   Credit   contributions   to  individual  Owner  accounts  and  invest  such
     contributions in shares of the Funds to the extent so designated by the Owner.

3. Disburse or credit to the Owners, and maintain records of, all proceeds of redemptions of Fund shares and all other distributions not reinvested in shares.

4. Prepare and transmit to the Owners, periodic account statements showing, among other things, the total number of Fund shares owned as of the statement closing date, purchases and redemptions of shares during the period covered by the statement, the net asset value of the Funds as of a recent date, and the dividends and other distributions paid during the Statement period (whether paid in cash or reinvested in shares).

5. Transmit to the Owners, as required by applicable law, prospectuses, proxy materials, shareholder reports, and other information provided by the Adviser, Distributor or Fund and required to be sent to shareholders under the Federal securities laws.

6. Transmit to Distributor purchase orders and redemption requests placed by the Account and arrange for the transmission of funds to and from the Fund.

7.   Transmit  to  Distributor  such  periodic  reports  as  Distributor   shall
     reasonably conclude is necessary to enable the Fund to comply with applicable Federal securities and state Blue-Sky requirements.

8. Transmit to the Account confirmations of purchase orders and redemption requests placed by the Account.

9. Maintain all account balance information for the Account and daily and monthly purchase summaries expressed in shares and dollar amounts.

10. Prepare, transmit and file any Federal, state and local government reports and returns as required by law with respect to the account maintained on behalf of the Account.

11. Respond to Owners' inquiries regarding, among other things, share prices, account balances, dividend options, dividend amounts, and dividend payment dates.

Exhibit C

Account Information

1.       Entity in whose name each Account will be opened:

         Great American Life Insurance Company of New York
         250 E. Fifth Street
         Cincinnati, OH 45202

2.   Employer ID number (For internal use only): 13-1996152



3. Authorized contact persons: The following persons are authorized on behalf of the Company to effect transactions in each Account:

         Brian Sponaugle     513-412-2931
         Todd Gayhart        513-412-2932
         John Burress        513-412-3194
         Scott Soudrette     513-412-2938

4. Will the Accounts have telephone exchange? [ ] Yes [ X ] No (This option lets Company redeem shares by telephone and apply the proceeds for purchase in another identically registered Timothy Funds account.)

5. Will the Accounts have telephone redemption? [ ] Yes [ X ] No (This option lets Company sell shares by telephone. The proceeds will be wired to the bank account specified below.)

6.   All dividends and capital gains will be reinvested automatically.

7.   Instructions for all outgoing wire transfers:

         The Provident Bank
         Cincinnati, OH 45202
         ABA # 042000424
         For the Account of Great American
         Life Insurance Company of New York
         Account # 0011-924 Amount:
         Attn.: Wire Transfer Department

8. If this Account information Form contains changed information, the undersigned authorized officer has executed this amended Account Information Form as of the date set forth below and acknowledges the agreements and representations set forth in the Participation Agreement between the Company, the Fund, Adviser and Distributor:


         ----------------------------------          -----------------------
         (Signature of Authorized Officer)                    (Date)

9.   Company represents under penalty of perjury that:

         (i)  The employer ID number on this form is correct; and

         (ii) Company is not subject to backup withholding because (a) Company is exempt from backup withholding, (b) Company has not been notified by the IRS that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Company that it is no longer subject to backup withholding. (Cross out (ii) if Company has been notified by the IRS that it is subject to backup withholding because of underreporting interest or dividends on its tax return.)


Please Note   Distributor   employs   reasonable   procedures  to  confirm  that
              instructions communicated by telephone are genuine and may not be liable for losses due to unauthorized or fraudulent instructions.
              Please see the prospectus for the applicable Fund' for more information on the telephone exchange and redemption privileges.

July 9, 1999



Great American Life Insurance Company of New York
250 East Fifth Street
Cincinnati, OH 45202
Attention:  Mark F. Muething


Dear Mark:

       Re: Fee letter relating to the Great American Life Insurance Company of New York Participation Agreement.

Pursuant to the Participation Agreement by and among The Timothy Plan (the "Fund"), and Great American Life Insurance Company of New York (the "Company") dated July 9, 1999 (the "Participation Agreement"), the Company will provide certain administrative services on behalf of the registered investment companies or series thereof specified in Exhibit A.

In recognition of the reduction in administrative expenses that derives from the performance of said administrative services, The Timothy Plan agrees to pay the Company the fee specified below.

(a) For average aggregate amounts (as calculated in paragraph (b), below) invested through variable insurance products issued by the Company with the Fund, the monthly fee shall equal the percentage (calculated paragraph (b), below) of the applicable annual fee for each Fund specified in Exhibit A.

(b) For purposes of computing the fee contemplated in paragraph (a) above, the Fund shall calculate and pay to the Company an amount equal to the product of: (a) the product of (i) the number of calendar days in the applicable month divided by the number of calendar days in that year (365 or 366 as applicable) and (ii) the applicable percentage specified in Exhibit A, hereto, multiplied by (b) the average daily market value of the investments held in such Fund pursuant to the Participation Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of shares held) on each day during the calendar month and dividing by the total number of days during such month.

(c) The Fund shall calculate the amount of the payment to be made pursuant to this Letter Agreement at the end of each calendar month and will make such payment to the Company within 30 days after receiving the report referenced in paragraph (e), below. Fees will be paid by wire transfer or by check. All payments hereunder shall be considered final unless disputed by the Company in writing within 60 days of receipt.

(d) The parties agree that the fees contemplated herein are solely for shareholder servicing and other administrative services provided by the Company and do not constitute payment in any manner for investment advisory, distribution, trustee, or custodial services.

(e) The Company agrees to provide the Fund by the 15th day of each month with a report, which indicates the number of Owners that hold Contract interests in each Account as of the last day of the prior month.

(f) If requested in writing by the Fund, and at the Fund's expense, the Company shall provide to the Fund, by February 14th of each year a "Special Report" from a nationally recognized accounting firm reasonably acceptable to the Fund which substantiates for each month of the prior calendar year: (a) the number of Owners that hold, through an Account, interests in each Account maintained by the Company on the last day of each month which held shares for which the fee provided or in this Letter Agreement was received by the Company, (b) that any fees billed to the Fund for such month were accurately determined in accordance with this Letter Agreement, and (c) such other information in connection with this Agreement and the Participation Agreement as may be reasonably requested by the Fund.

(g) The parties hereto agree that the Fund may unilaterally amend Schedule A hereto to add additional investment companies or series thereof ("New Funds") as Funds subject to the provisions of this Letter Agreement by sending to the Company a written notice of the New Funds and indicating therein the fees to be paid to the Company with respect to the administrative services provided pursuant to the Participation Agreement in connection with such New Funds.

(h) This Letter Agreement shall terminate upon termination of the Participation Agreement. Accordingly, all payments pursuant to this Letter Agreement shall cease upon termination of the Participation Agreement.

(i) Capitalized terns not otherwise defined herein shall have the meaning assigned to herein in the Participation Agreement.

If you are in agreement with the foregoing, please sign and date below where indicated and return one copy of this signed letter agreement to me.

Very truly yours,


Arthur D. Ally
President
The Timothy Plan
                           Accepted and agreed as of July 9, 1999 by Great American Life Insurance Company of New York

                           By:      _______________________________
                           Name:    Mark F. Muething
                           Title:   Senior Vice President

Exhibit A to Letter dated July 9, 1999

The Funds subject to this Agreement and applicable annual fees are as follows:

              Fund                                            Annual Fee

              The Timothy Plan Small-Cap Variable Series      .20%